EXHIBIT 2.1


                                 EXECUTION COPY



                                INTERLAND, INC.,

                       BOBCATCUB ACQUISITION CORPORATION,

                                HOSTCENTRIC, INC.

                                       AND

                               WILLIAM B. BUNTING,

                                STEVE HARTER AND

                             DOMINIQUE BELLANGER, AS

                          STOCKHOLDERS' REPRESENTATIVES



                          AGREEMENT AND PLAN OF MERGER

                          Dated as of December 19, 2002

                                TABLE OF CONTENTS

ARTICLE  I.       THE MERGER......................................................................................1
         1.1      The Merger......................................................................................1
         1.2      Effects of the Merger...........................................................................1
         1.3      Closing.........................................................................................2

ARTICLE II        CONVERSION AND EXCHANGE OF SHARES...............................................................2
         2.1      Conversion of Shares of Hostcentric Stock; Cash Consideration...................................2
         2.2      Escrow Fund.....................................................................................3
         2.3      Payment of Merger Construction..................................................................3
         2.4      Closing Adjustments.............................................................................4
         2.5      Changes in Capitalization.......................................................................5

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF HOSTCENTRIC...................................................5
         3.1      Organization, Standing and Power................................................................5
         3.2      Capital Structure...............................................................................6
         3.3      Authority.......................................................................................7
         3.4      Compliance with Laws and Other Instruments; Non-Contravention...................................7
         3.5      Technology and Intellectual Property Rights.....................................................8
         3.6      Financial Statements...........................................................................11
         3.7      No Undisclosed Liabilities.....................................................................11
         3.8      Taxes..........................................................................................12
         3.9      Absence of Certain Changes and Events..........................................................13
         3.10     Real Property; Leases in Effect................................................................15
         3.11     Personal Property..............................................................................15
         3.12     Litigation and Other Proceedings...............................................................16
         3.13     No Defaults....................................................................................16
         3.14     Major Contracts................................................................................16
         3.15     Material Reductions............................................................................17
         3.16     Employees......................................................................................18
         3.17     Employee Benefit Plans; ERISA; and Labor Relations.............................................18
         3.18     Certain Agreements.............................................................................21
         3.19     Environmental Matters..........................................................................21
         3.20     Brokers........................................................................................22

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         3.21     Supplier and Customer Relationships............................................................22
         3.22     Product and Service Quality....................................................................22
         3.23     Disruptions....................................................................................23
         3.24     Insurance......................................................................................23
         3.25     Immigration Matters............................................................................23

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF INTERLAND AND MERGER SUB.....................................24
         4.1      Organization Standing and Power................................................................24
         4.2      Authority......................................................................................24
         4.3      General........................................................................................24
         4.4      Financial Statements...........................................................................25
         4.5      Absence of Certain Changes.....................................................................25
         4.6      Interland Shares...............................................................................25
         4.7      SEC Filings; S-4 Eligibility...................................................................25
         4.8      Brokers' and Finders' Fees.....................................................................26
         4.9      Capital Structure..............................................................................26
         4.10     Consents and Approvals; No Violations..........................................................26
         4.11     No Undisclosed Liabilities.....................................................................27
         4.12     Litigation and Other Proceedings...............................................................27

ARTICLE V         COVENANTS......................................................................................28
         5.1      Regular Course of Business.....................................................................28
         5.2      Amendments.....................................................................................28
         5.3      Capital Changes................................................................................28
         5.4      Dividends......................................................................................28
         5.5      Capital and Other Expenditures.................................................................28
         5.6      Borrowing......................................................................................28
         5.7      Full Access and Disclosure.....................................................................29
         5.8      Confidentiality................................................................................29
         5.9      Fulfillment of Conditions Precedent............................................................29

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         5.10     Public Announcement............................................................................29
         5.11     Full Access and Disclosure.....................................................................29
         5.12     Confidentiality................................................................................30
         5.13     Fulfillment of Conditions Precedent............................................................30
         5.14     Public Announcement............................................................................30

ARTICLE VI        ADDITIONAL AGREEMENTS..........................................................................30
         6.1      Officers and Directors.........................................................................31
         6.2      Employee Benefits..............................................................................31
         6.3      Additional Agreements..........................................................................31
         6.4      Reserved.......................................................................................31
         6.5      No Solicitation................................................................................31
         6.6      Registration...................................................................................34
         6.7      Restrictions on Transferability of Interland Stock.............................................35

ARTICLE VII       CONDITIONS PRECEDENT...........................................................................36
         7.1      Conditions to Each Party's Obligation to Effect the Merger.....................................36
         7.2      Conditions of Obligations of Interland and Merger Sub..........................................36
         7.3      Conditions of Obligation of Hostcentric........................................................38

ARTICLE VIII      SURVIVAL; INDEMNIFICATION......................................................................39
         8.1      Survival Periods...............................................................................39
         8.2      Indemnification of Interland...................................................................39
         8.3      Indemnification of Hostcentric Stockholders....................................................41

ARTICLE IX        TERMINATION....................................................................................43
         9.1      Termination....................................................................................43
         9.2      Effect of Termination..........................................................................44

ARTICLE X         STOCKHOLDERS' REPRESENTATIVES..................................................................44
         10.1     Appointment and Acceptance.....................................................................44
         10.2     Authority......................................................................................44
         10.3     Actions........................................................................................45
         10.4     Effectiveness..................................................................................45



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         10.5     Compensation and Reimbursement of Expenses of Stockholders' Representatives....................45
         10.6     Indemnification of Stockholders' Representative................................................46
         10.7     Status of the Stockholders' Representatives....................................................46

ARTICLE XI        MISCELLANEOUS..................................................................................46
         11.1     Entire Agreement; Binding Effect...............................................................46
         11.2     Governing Law..................................................................................46
         11.3     Notices........................................................................................46
         11.4     Severability...................................................................................48
         11.5     Assignment.....................................................................................48
         11.6     Counterparts...................................................................................48
         11.7     Amendment......................................................................................48
         11.8     Extension; Waiver..............................................................................48
         11.9     Interpretation.................................................................................49
         11.10    Knowledge......................................................................................49
         11.11    Transfer, Sales, Documentary, Stamp and Other Similar Taxes....................................49
         11.12    Costs..........................................................................................49
         11.13    Construction...................................................................................49
         11.14    No Third Party Beneficiaries...................................................................49



EXHIBITS

SCHEDULES

Interland Disclosure Schedule
Hostcentric Disclosure Schedule


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     AGREEMENT  AND  PLAN  OF  MERGER,  dated  as of  December  19,  2002  (this
"Agreement"),   by  and  among   INTERLAND,   INC.,   a  Minnesota   corporation
("Interland"); BOBCATCUB ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Interland ("Merger Sub"); HOSTCENTRIC, INC., a Delaware corporation ("Hostcentric"), and WILLIAM B. BUNTING, STEVE HARTER and DOMINIQUE BELLANGER, as the Stockholders' Representatives (the "Stockholders' Representatives").

     WHEREAS, the respective Boards of Directors of Interland and Merger Sub deem it to be advisable and in the best interests of their respective stockholders, and the Board of Directors of Hostcentric deems it to be advisable and in the best interests of its stockholders, to effect the merger of Hostcentric with Merger Sub (the "Merger") upon the terms and conditions provided for in this Agreement; and

     WHEREAS, the Board of Directors of Hostcentric (i) has unanimously approved the Merger (ii) has or will have at the time of Closing obtained the requisite approval of the stockholders of Hostcentric ("Hostcentric Stockholders") to approve the Merger; and (iii) has, and does hereby, approve and adopt this Agreement and the Merger all in accordance with the Delaware Code (as hereinafter defined); and

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Subject to the terms and conditions hereof, and in accordance with the Delaware General Corporation Law (the "Delaware Code"), Merger Sub will be merged with and into Hostcentric. The Certificate of Merger and any other required documents (collectively, the "Merger Documents"), substantially in the form attached as Exhibit 1.1, will be duly prepared, executed and acknowledged by Hostcentric and Merger Sub and thereafter delivered to the Secretary of State of Delaware for filing in accordance with the Delaware Code contemporaneously with the Closing (as defined in Section 1.3). The Merger will become effective at such time as the Merger Documents have been filed with the Secretary of State of Delaware (the "Effective Time"). Following the Merger, Hostcentric will continue as the surviving corporation of the Merger (the "Surviving Corporation") under the laws of the State of Delaware and as a wholly-owned subsidiary of Interland, and the separate corporate existence of Merger Sub will cease.

     1.2 Effects of the Merger. At and after the Effective Time, (a) the Merger will have all of the effects provided by the Merger Documents and applicable law, including, without limiting the generality of the foregoing and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Hostcentric and Merger Sub will vest in Hostcentric as the Surviving Corporation, and all debts, liabilities and duties of Hostcentric and Merger Sub shall become the debts, liabilities and duties of Hostcentric as the Surviving Corporation, (b) the Certificate of Incorporation of Merger Sub will be the Certificate of Incorporation of the Surviving Corporation until duly amended, (c) the Bylaws of Merger Sub will be the Bylaws of the Surviving Corporation until duly amended,
(d) the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation from and after the Effective Time, to hold office until their successors are elected or appointed and qualified or until their resignation or removal, and (e) the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, to hold office until their successors are elected or appointed and qualified or until their resignation or removal.

     1.3 Closing. The closing of the transactions contemplated by this Agreement ("Closing") will take place on a date as soon as practicable after all of the conditions set forth in Article VII are determined to be satisfied (or duly waived) (the "Closing Date") at the offices of Bracewell & Patterson, L.L.P., unless another date or place is agreed to in writing by Hostcentric and Interland. If all of the conditions set forth in Article VII hereof are determined to be satisfied (or duly waived) at the Closing, concurrently with the Closing (or on the next succeeding Business Day, if not a Business Day) the parties hereto will cause the Merger to be consummated by the filing of the Merger Documents with the Secretary of State of Delaware. The Closing will be deemed to have concluded at the Effective Time. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in Atlanta, Georgia are required or authorized to close.

                                   ARTICLE II

                        CONVERSION AND EXCHANGE OF SHARES

     2.1 Conversion of Shares of Hostcentric Stock; Cash Consideration. At the Effective Time, each share of Hostcentric Stock (as defined in Section 3.2 hereof) issued and outstanding immediately prior to the Effective Time will automatically, by virtue of the Merger and without any action on the part of Interland, Merger Sub or Hostcentric, be converted into the right to receive, and become exchangeable for a portion of the Merger Consideration (as hereinafter defined) as provided in this Agreement. The Merger Consideration consists of two components: (A) 13,563,335 shares of common stock, par value $.01 per share of Interland ("Interland Common Stock"), which have been registered with the Securities and Exchange Commission ("SEC") on a registration statement on Form S-4 which has been declared effective and which shares have been approved for listing on NASDAQ (the "Merger Shares"); and (B) three million dollars ($3,000,000) in cash (the "Cash Consideration"). From and after the Effective Time, each Hostcentric Stockholder shall cease to have any rights as a stockholder of Hostcentric and such Hostcentric Stockholder's sole right shall be to receive its applicable share of the Merger Consideration, and all shares of outstanding Hostcentric Stock shall be cancelled and retired and cease to exist. No fractional shares of Interland Common Stock shall be issued and instead any Hostcentric Stockholder otherwise entitled to receive a fractional share shall receive an amount in cash equal to the value of such fractional share (computed using a valuation of $1.681 per share). Merger Shares will be subject to restrictions on transferability as provided in Section 6.7 hereof.

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     2.2 Escrow Fund. As security for the indemnification  obligations described in Section 8.1, stock  representing  seventy  percent (70%) of the Merger Shares
and  cash  representing   seventy  percent  (70%)  of  the  Cash   Consideration
(collectively, the "Escrow Fund"), will be deposited and held in escrow on the Closing Date in accordance with the Escrow Agreement in form reasonably satisfactory to the parties hereto (the "Escrow Agreement"). The delivery of the Escrow Fund will be made by Interland on behalf of the Hostcentric Stockholders in accordance with the provisions hereof, with the same force and effect as if such consideration had been delivered by Interland directly to such holders and subsequently delivered by such holders to the escrow agent under the Escrow Agreement (the "Escrow Agent"). The cash portion of the Escrow Fund shall be paid by Interland on the Closing Date by wire transfer of immediately available Funds to the Escrow Agent pursuant to wiring instructions as provided in the Escrow Agreement. The portion of the Escrow Fund consisting of Interland Common Stock shall be paid by delivery to the Escrow Agent of confirmation by the Paying Agent (as defined in Section 2.3) that such shares have been issued, as more fully described in the Escrow Agreement. Payments of the Escrow Fund to the Hostcentric Stockholders shall be governed by the terms of the Escrow Agreement.

     2.3 Payment of Merger Consideration.

          (a) On or before the Closing Date, Interland shall cause to be deposited in a separate bank account (the "Exchange Account"), cash in an aggregate amount equal to thirty percent (30%) of the Cash Consideration and shall cause to be issued and set aside for the benefit of the Hostcentric Stockholders thirty percent (30%) of the Merger Shares (collectively, the "Exchange Fund"). On the Closing Date, the Exchange Fund shall be paid by Interland to the Hostcentric Stockholders entitled to receive Merger Consideration in accordance with written instructions provided by or on behalf of each Hostcentric Stockholder.

          (b) Unclaimed Consideration. Any portion of the Exchange Fund that remains unclaimed by the persons otherwise entitled thereto after six (6) months following the Effective Time shall be returned to Interland upon demand, and thereafter any such person shall look solely to Interland for payment of the applicable Merger Consideration. Neither Interland nor the Surviving Corporation shall be liable to any holder of Hostcentric's capital stock for any cash representing any portion of the Merger Consideration otherwise due to such holder that may be delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (c)  Investment  of  Exchange  Fund.  Interland  may  invest  the Cash
Consideration held in the Exchange Account in its discretion. Any interest and other income resulting from such investments shall be added to the Exchange
Fund. The Hostcentric Stockholders receiving cash shall be entitled to any interest earned on the Exchange Fund pro rata in accordance with their interests in such cash.

          (d) Dissenting Shares. Shares of Hostcentric's capital stock that have not been voted for approval of this Agreement and the Merger and with respect to which appraisal rights shall have been properly perfected in accordance with
Section 262 of the Delaware Code ("Dissenting Shares") shall not be converted into the right to receive the applicable Merger Consideration provided in Sections 2.1, 2.2 and 2.3(a) at or after the Effective Time, unless and until the holder of such Dissenting Shares withdraws such holder's demand for such appraisal in accordance with Section 262(k) of the Delaware Code or becomes


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

ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw in accordance with Section 262(k) of the Delaware Code or such holder's demand for such appraisal shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the applicable Merger Consideration provided in Sections 2.1, 2.2 and 2.3(a). Any amounts to be paid to holders of Dissenting Shares with respect to such Dissenting Shares shall be paid by the Surviving Corporation, subject to the right of Interland and Merger Sub to seek indemnification with respect thereto as set forth in Article VIII.

     2.4 Closing Adjustments.

          (a) The parties hereto acknowledge that Hostcentric has abandoned its leased space in Farmingdale, New York, and Hostcentric covenants that it shall use commercially reasonable best efforts to terminate the lease agreement with respect to such space (the "Long Island Lease") prior to Closing. If Hostcentric terminates the Long Island Lease prior to Closing for a cash payment of less than $180,000, the difference between such amount and $180,000 shall be paid at Closing to the Stockholders' Representatives to be distributed pro rata among the Hostcentric Stockholders until any amounts deducted from the Escrow Fund have been reimbursed and thereafter to be paid in full to the former preferred stockholders of Hostcentric in accordance with their prior ownership percentages of Hostcentric preferred stock. If Hostcentric terminates the Long Island Lease prior to or subsequent to Closing for a cash payment of more than $180,000, the difference between such amount and $180,000 shall be paid by the Surviving Corporation and shall constitute a claim against the Escrow Fund, subject to the right of Interland and Merger Sub to seek indemnification with respect thereto as set forth in Article VIII.

          (b) The parties hereto further acknowledge that Hostcentric has estimated unpaid closing costs (consisting of legal, accounting, financial advisory and printing costs) in excess of such costs already paid or accrued by Hostcentric of $300,000 for the transactions contemplated by this Agreement. The total amount of Hostcentric's unpaid closing costs shall be determined on the Closing Date. If such closing costs exceed $300,000, the difference between the amount of the closing costs and $300,000 shall be paid by the Surviving Corporation and shall constitute a claim against the Escrow Fund, subject to the right of Interland and Merger Sub to seek indemnification with respect thereto as set forth in Article VIII. If such closing costs are less than $300,000, the difference between $300,000 and the amount of the closing costs shall be paid at Closing to the Stockholders' Representatives to be distributed pro rata among the Hostcentric Stockholders until any amounts deducted from the Escrow Fund have been reimbursed and thereafter to be paid in full to the former preferred stockholders of Hostcentric in accordance with their prior ownership of Hostcentric preferred stock.

     2.5 Changes in Capitalization. In the event Interland changes (or establishes a record date for changing) the number of shares of Interland Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the


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

outstanding shares of Interland Common Stock or in the event that shares of Interland Common Stock are converted or exchanged as a result of any consolidation or merger to which Interland is a party, and the record date or the Closing Date, as the case may be, therefor shall be prior to the Effective Time, the number of Merger Shares to be issued in connection with the Merger shall be adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction or converted to reflect such consolidation or merger.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF HOSTCENTRIC

     Except as set forth in the disclosure schedule of Hostcentric (the "Hostcentric Disclosure Schedule") heretofore delivered by Hostcentric to and acknowledged as received by Interland and Merger Sub, Hostcentric represents and warrants to Interland and Merger Sub as follows, each of which is material to and relied upon by Interland:

     3.1 Organization, Standing and Power.

          (a) Hostcentric is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business make such qualification necessary, except for such failures to be so qualified and in good standing that would not reasonably be expected to have a Material Adverse Effect (defined below) on Hostcentric.

                  As used in this Agreement, "Material Adverse Effect" when used in connection with an entity means (i) a material adverse effect on the entity taken as a whole, or the operations or financial condition of the entity or its business as currently conducted taken as a whole, including without limitation the initiation or continuation of a bankruptcy proceeding or other insolvency action involving the entity, as debtor; excluding, however, any change, circumstance, event or condition to the extent resulting from (a) the economy or securities markets in general, or any outbreak of hostility, terrorist activities or war, or (b) any changes in general economic or regulatory conditions in the hosting industry generally; (ii) any adverse effect, whether or not material, on the binding nature, validity or enforceability of this Agreement or the Escrow Agreement as an obligation of the subject party, as a party thereto; or (iii) the prevention, prohibition or material impairment of the consummation of the transactions contemplated by any Transaction Document or any successful challenge to the validity, legality or enforceability of this Agreement. In this Agreement, a "Subsidiary" of any Person means a corporation, partnership, limited liability company, joint venture or other entity of which such Person directly or indirectly owns or controls a majority of the equity interests or voting securities or other interests that are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company, joint venture or other entity. In this Agreement, "Person" means any


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

         natural person, corporation, partnership, limited liability company, joint venture or other entity. In this Agreement, "Transaction Documents" means this Agreement, the Escrow Agreement, the
         Noncompetition Agreement, and all other agreements, certificates and documents required to be executed and/or delivered by any of the parties hereto pursuant to the terms and provisions of this Agreement.

                  Hostcentric has delivered, or will deliver, to Interland complete and correct copies of the Certificate of Incorporation and bylaws ("Charter Documents") of Hostcentric, in each case, as amended to the date hereof. The minute books and stock records of Hostcentric, complete and correct copies of which have been, or will be, delivered to Interland, contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written  consent  of,  the  Hostcentric  Stockholders  and its Board of
         Directors, and all original issuances and subsequent transfers, repurchases and cancellations of Hostcentric's capital stock. Section
         3.1 of the Hostcentric Disclosure Schedule contains a complete and correct list of the officers and directors of Hostcentric.

          (b) Section 3.1(b) of the Hostcentric Disclosure Schedule attached hereto lists the name of each of the Subsidiaries and sets forth the number and class of the authorized capital stock of each of the Subsidiaries and the number of shares of each of the Subsidiaries which are issued and outstanding, all of which shares (except as set forth in Section 3.1(b) of the Hostcentric Disclosure Schedule) are owned by Hostcentric free and clear of all Liens. Except as set forth in Section 3.1(b) of the Hostcentric Disclosure Schedule, Hostcentric has no Subsidiaries, and does not own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     3.2 Capital Structure. The authorized capital stock of Hostcentric consists of (i) 6,500,000 shares of Series A Preferred Stock, par value $.01 per share, of which 6,166,936 shares are issued and outstanding, and 12,000,000 shares of Series B Preferred Stock, par value $.01 per share, of which 7,173,162 shares are issued and outstanding (collectively, the "Preferred Stock") and (ii)
100,000,000 shares of Common Stock, par value $.01 per share, of which 11,114,070 shares are issued and outstanding, and 7,000,000 shares of restricted voting common stock, $.01 par value, of which 5,052,757 shares are issued and outstanding (collectively, the "Common Stock"). The Preferred Stock and Common Stock are referred to herein, collectively, as the "Hostcentric Stock." The outstanding shares of Hostcentric Stock have been duly authorized, are validly issued, fully paid and nonassessable and are transferable or assignable in accordance with this Agreement, free and clear of any preemptive rights and other stockholder rights. The Hostcentric Stock is held of record by the Hostcentric Stockholders, as set forth on Exhibit A. The Hostcentric Stock was issued and has been transferred in material compliance with all applicable laws, including without limitation federal and state securities laws. Except as set forth in Section 3.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, subscriptions, commitments, agreements or other rights that relate to the issuance or acquisition of, or would require Hostcentric to issue or sell, any capital stock, equity interests or other securities of Hostcentric, or any security convertible into or exchangeable for any capital stock, equity interests or other securities of Hostcentric. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Hostcentric. Except as set forth in Section 3.2 of the Disclosure Schedule, there are no agreements, understandings, trusts, or other collaborative arrangements or understandings concerning the voting, ownership or transfer of the capital stock of Hostcentric.

     3.3 Authority. Hostcentric has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and all other agreements contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all the Transaction Documents by Hostcentric have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Hostcentric are necessary to authorize this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby or thereby (other than the filing and recordation of the Merger Documents as required by the Delaware Code). Hostcentric has duly and validly executed and delivered this Agreement and prior to the Closing will have duly and validly executed and delivered all other agreements contemplated hereby to be executed and delivered by Hostcentric, and assuming due authorization, execution and delivery by Interland and Merger Sub, each of this Agreement and the Transaction Documents executed by Hostcentric constitutes a valid, binding and enforceable obligation of Hostcentric in accordance with its terms.

     3.4 Compliance with Laws and Other Instruments; Non-Contravention. Except as set forth in Section 3.4 of the Hostcentric Disclosure Schedule, Hostcentric holds, and at all times has held, all material licenses, permits and authorizations from all Governmental Entities (as defined below) necessary for the lawful conduct of its business in all material respects pursuant to all applicable statutes, laws, ordinances, rules and regulations of all such Governmental Entities having jurisdiction over it or any part of its operations. There are no violations or claimed violations known by Hostcentric of any such license, permit or authorization or any such statute, law, ordinance, rule or regulation. Assuming the receipt of all Consents (as defined below), neither the execution, delivery or performance of this Agreement and the Transaction Documents by Hostcentric, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or both, (i) conflict with, result in a breach of, or constitute a default under the Charter Documents of Hostcentric or any federal, state or local court or administrative order or process, statute, law, ordinance, rule or regulation, or any material contract, agreement or commitment to which Hostcentric is a party, or under which Hostcentric is obligated, or by which Hostcentric or any of the rights, properties or assets of Hostcentric are subject or bound; (ii) result in the creation of any Lien (as defined below) upon, or otherwise affect, any of the rights, properties or assets of Hostcentric; (iii) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any material contract, agreement or commitment to which Hostcentric is a party, or under which Hostcentric is obligated, or by which Hostcentric or any of the rights, properties or assets of Hostcentric are subject or bound; or (iv) accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any material contract, agreement or commitment to which Hostcentric is a party, or under which Hostcentric may be obligated, or by which Hostcentric or any of the rights, properties or assets of Hostcentric are subject or bound. Section 3.4 of the Hostcentric Disclosure Schedule sets forth a copy or description of each material agreement, contract, commitment or other instrument binding upon Hostcentric requiring a notice or consent (by its terms or as a result of any conflict or other contravention required to be disclosed in the Hostcentric Disclosure Schedule pursuant to the preceding provisions of this Section 3.4) as a result of the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Hostcentric or the consummation of the Merger or any other transaction described herein (each such notice or consent, a "Consent"). No consent, approval, order, or authorization of or registration, declaration, or filing with or exemption (also a "Consent") by, any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") or arbitrator is required by Hostcentric in connection with the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Hostcentric or the consummation of the Merger or any other transaction described herein, except approval of this Agreement by the Hostcentric Stockholders and for the filing by Hostcentric and Merger Sub of the appropriate Merger Documents with the Secretary of State of Delaware. The term "Lien" as used in this Agreement means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, any conditional sale or other title retention agreement, financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, notice or other instrument and mechanic's, materialmen's and other similar liens and encumbrances.

     3.5 Technology and Intellectual Property Rights.

          (a) For the purposes of this Agreement, "Hostcentric Intellectual Property" consists of the following intellectual property:

               (i) all United  States and  foreign  patents,  trademarks,  trade names, URLs, domain names, service marks, trade dress, moral and economic rights, copyrights, whether registered or unregistered, and any renewal rights therefor, mask works, inventions, schematics, databases, technical data, software, firmware, technology, manufacturing processes, supplier lists, customer lists, trade secrets, know-how and applications and registrations for any of the foregoing;

               (ii) all documents, records and files relating to design, development, license, end user and other documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein;

               (iii) all other tangible or intangible proprietary information and materials; and

               (iv) all license and other rights in any third party product or any third party intellectual property described in (i) through (iii) above;

that are owned by or on behalf of Hostcentric or the Subsidiaries or that are being used, or are currently under development for use, in the business of Hostcentric or the Subsidiaries as it is currently or is currently planned to be conducted; provided, however, that Hostcentric Intellectual Property will not include any commercially available non-customized third party software, hardware or related intellectual property (the "Standard Software").

          (b) Section 3.5 of the Hostcentric Disclosure Schedule lists or otherwise describes: (i) all patents, copyright registrations, mask works, trademarks, service marks, domain names, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in Hostcentric Intellectual Property and owned by or on behalf of Hostcentric or any Subsidiary; (ii) all hardware products and tools, software products and tools and services that are currently published, offered, or under development by Hostcentric or any Subsidiary and as to which Hostcentric claims exclusivity or a proprietary interest; and (iii) all licenses, sublicenses and other agreements to which Hostcentric is a party, except for licenses contained in customer hosting agreements and pursuant to which Hostcentric or any Subsidiary or any other person is authorized to use any Hostcentric Intellectual Property or exercise any other right with regard thereto. The disclosures described in (iii) hereof include the identities of the parties to the relevant agreements, a description of the nature and subject matter thereof, the term thereof and the applicable royalty or summary of any formula or procedure for determining such royalty.

          (c) Hostcentric Intellectual Property and Standard Software consists solely of items and rights that are either: (i) owned solely by Hostcentric or any Subsidiary; (ii) in the public domain; or (iii) rightfully used and authorized for use by Hostcentric or any Subsidiary pursuant to a valid license or other contractual right. All material agreements relating to Hostcentric Intellectual Property that consist of a material license or other material rights to third party property are listed in Section 3.5 of the Hostcentric Disclosure Schedule. Hostcentric and the Subsidiaries have all rights in Hostcentric Intellectual Property and Standard Software necessary to carry out Hostcentric's and the Subsidiaries' current activities, including without limitation rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell Hostcentric Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

          (d) To the knowledge of Hostcentric, neither Hostcentric nor any Subsidiary is, nor as a result of the execution or delivery of this Agreement and the Transaction Documents, or performance of Hostcentric's obligations hereunder or the consummation of the Merger, will Hostcentric or any Subsidiary be, in violation of any license, sublicense or other agreement relating to any Hostcentric Intellectual Property or Standard Software to which Hostcentric or any Subsidiary is a party or otherwise bound. Hostcentric is not obligated to provide any material consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by Hostcentric or Interland, as successor to Hostcentric, in Hostcentric Intellectual Property or Standard Software.

          (e) To the knowledge of Hostcentric, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service or process as used, provided, or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Hostcentric or any Subsidiary does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, domain name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, or right in personal data of any Person. To the knowledge of Hostcentric, no claims (i) challenging the validity, effectiveness, or ownership by Hostcentric or any Subsidiary of any Hostcentric Intellectual Property or Standard Software, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service, or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Hostcentric or any Subsidiary infringes on any intellectual property or other proprietary or personal right of any Person have been asserted to Hostcentric or, to the knowledge of Hostcentric, are threatened by any Person nor is there any basis therefor. To the knowledge of Hostcentric, there are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any Hostcentric Intellectual Property or Standard Software, other than review of pending applications for patent, and there is not any information indicating that such proceedings are threatened by any Governmental Entity or any other Person nor is there any basis therefor. To the knowledge of Hostcentric, all granted or issued patents and mask works and all registered trademarks, service marks and copyright registrations owned by Hostcentric are valid, enforceable and subsisting. To the knowledge of Hostcentric, there is no unauthorized use, infringement, or misappropriation of any Hostcentric Intellectual Property by any third party, employee or former employee.

          (f) Section 3.5 of the Hostcentric Disclosure Schedule separately lists all parties (other than employees) who have created any portion of, or otherwise have any rights in or to, Hostcentric Intellectual Property. Hostcentric has secured from all parties who have created any portion of, or otherwise have any rights in or to, Hostcentric Intellectual Property valid and enforceable written assignments of any such work or other rights to Hostcentric except where the failure to have secured such assignments could not reasonably be expected to result in a Material Adverse Effect on Hostcentric.

          (g) Hostcentric has obtained written agreements from all employees and from third parties with whom Hostcentric has shared confidential proprietary information (i) of Hostcentric or (ii) received from others that Hostcentric is obligated to treat as confidential and to obtain the written agreement of employees and others to keep confidential, which agreements require such employees and third parties to keep such information confidential in accordance with the terms thereof.

     3.6 Financial Statements.

          (a) Section 3.6 of the Hostcentric Disclosure Schedule includes copies of the following consolidated financial statements of Hostcentric and its Subsidiaries ("Hostcentric's Financial Statements"): (i) Hostcentric's audited consolidated balance sheet and the consolidated statements of income, changes in stockholders' equity and cash flow of Hostcentric for the twelve (12) months as of and ending on December 31, 2001 and (ii) the unaudited consolidated balance sheet and statements of income of Hostcentric for the eleven (11) months ended November 30, 2002 ("Hostcentric's Most Recent Balance Sheet").

          (b) Each of Hostcentric's Financial Statements (including the notes thereto) are true, complete and correct in all material respects, present fairly the financial condition and results of operations of Hostcentric as of the dates of such statements and for the periods covered, and have been prepared on an accrual basis in accordance with GAAP (except, with respect to any unaudited interim financial statements, the absence of notes and normal year-end adjustments). Hostcentric's Financial Statements (including the notes thereto) are consistent with the books of account and records of Hostcentric and such books and records are correct and complete, in all material respects, and have been maintained in accordance with prudent and customary business practices.

     3.7 No Undisclosed Liabilities. Except for Liabilities (as defined below) of the type set forth in Section 3.7 of the Disclosure Schedule, neither Hostcentric nor any Subsidiary has any debt, liability or obligation of any kind (and to the knowledge of Hostcentric there is no basis for any present or future proceeding that could reasonably be expected to give rise to any debt, liability or obligation), whether accrued, absolute, direct, indirect, contingent or otherwise, including any liability or obligation on account of Taxes (as defined below) or any penalty, interest or fine (collectively, the "Liabilities"), except for (a) liabilities incurred in the ordinary course of business after November 30, 2002, and that, individually or in the aggregate, could not have a Material Adverse Effect on Hostcentric; (b) liabilities that are accrued or reserved against in Hostcentric's Most Recent Balance Sheet in accordance with GAAP; (c) obligations under this Agreement or the other Transaction Documents;
(d) obligations to perform or pay the executory portion of any contracts incurred in the ordinary course of business and not required under GAAP to be reflected in Hostcentric's Financial Statements; and (e) liabilities or obligations for Taxes incurred in the ordinary course of business.

     3.8 Taxes.

          (a) Except as set forth in Section 3.8(a) of the Hostcentric Disclosure Schedule, (i) Hostcentric has duly and timely paid all income, franchise, excise, sales, use, withholding, employment related, real and personal property and other taxes, customs, duties, fees, assessments and charges of any federal, state and local taxing authority of a Governmental Entity (each, a "Tax" and collectively, "Taxes") (whether or not shown on any Tax return), and all interest and penalties with respect thereto, required to be paid by Hostcentric (whether by way of withholding or otherwise) to any taxing authority, (ii) Hostcentric has withheld and paid all Taxes required to have been withheld and paid by Hostcentric in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder of Hostcentric, or any other Person transacting business with Hostcentric, (iii) Hostcentric has duly and timely filed all Tax returns, reports, declarations, claims for refunds, informational returns and statements and other statements, including any extensions (collectively, the "Tax Returns"), required to have been filed by

Hostcentric and all such Tax Returns were correct and complete in all material respects, (iv) all deficiencies proposed as a result of any audit have been paid or settled or are in the process of being settled, (v) to Hostcentric's knowledge, no claim has ever been made by an authority in a jurisdiction where Hostcentric does not file a Tax Return that it is or may be subject to taxation by that jurisdiction and (vi) there are no Liens on any of the assets of Hostcentric that arose in connection with any failure (or alleged failure) to pay any Tax when due.

          (b) Hostcentric is not a party to, or bound by, or otherwise in any way obligated under, any Tax sharing or similar agreement. Hostcentric (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Hostcentric) or
(B) does not have any Liability for the Taxes of any Person (other than Hostcentric and its affiliates) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

          (c) Hostcentric has not consented to have the provisions of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (or comparable state law) apply to it, and Hostcentric has not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

          (d) Hostcentric knows of no reason to expect any Governmental Entity to assess any additional Taxes for any period for which Tax Returns have been filed. To Hostcentric's knowledge, there is no dispute or proceeding concerning any Liability for Taxes of Hostcentric claimed or raised by any Governmental Entity in writing.

          (e) Hostcentric has not made or become obligated to make, nor, as a result of the transactions contemplated herein or in the other Transaction Documents, will it make or become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code.

          (f) Hostcentric has never filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

     3.9 Absence of Certain Changes and Events. Except as set forth on Schedule 3.9, and except as contemplated hereby, since November 30, 2002 Hostcentric has conducted its business only in the ordinary course, consistent with past practice and, since such date, there has not been:

          (a) Any transaction involving more than $25,000 per year entered into by Hostcentric outside of the ordinary course of business;

          (b) Any Material Adverse Effect on Hostcentric and there have not been any events that, either individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect on Hostcentric;

          (c) Any loss of or damage to any of the properties of Hostcentric due to fire or other casualty or other loss, whether or not insured, amounting to more than $25,000 in the aggregate;

          (d) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Hostcentric or any Subsidiary, or any repurchase, redemption, retirement or other acquisition by Hostcentric or any Subsidiary of any outstanding shares of its capital stock, or other securities of, or other equity or ownership interests in, Hostcentric or any Subsidiary;

          (e) Any discharge or satisfaction of any Lien or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Hostcentric Most Recent Balance Sheet and current liabilities incurred since November 30, 2002 in the ordinary course of business;

          (f) Any amendment to the Charter Documents of Hostcentric or any amendment of any term of any outstanding security of Hostcentric;

          (g) Any incurrence, assumption or guarantee by Hostcentric or any Subsidiary of any indebtedness for borrowed money outside of the ordinary course of business;

          (h) Any creation or assumption by Hostcentric or any Subsidiary of any Lien on any asset other than in the ordinary course of business;

          (i) Any making of any loan, advance or capital contributions to, or investment in, any Person outside of the ordinary course of business;

          (j) Any sale, lease, pledge, transfer or other disposition of any capital assets (1) to any Hostcentric Stockholders irrespective of the value or
(2) to any other Person, except for fair value received having an aggregate value exceeding $25,000;

          (k) Any material transaction or commitment made, or any material contract or agreement entered into, by Hostcentric relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Hostcentric or any Subsidiary of any contract or other right other than in the ordinary course of business, or any change in accounting practices;

          (l) Other than in the ordinary course of business or as evidenced by the Hostcentric employment manual which has been delivered to Interland and which reflects the current policies of Hostcentric except where otherwise indicated in Section 3.17 of the Hostcentric Disclosure Schedule, any (i) grant of any severance or termination pay to any director, officer or employee of Hostcentric or any Subsidiary, (ii) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Hostcentric or any Subsidiary, (iii) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements, (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of Hostcentric or any Subsidiary, (v) establishment of or amendment to any Employee Plan (as defined in Section 3.17), or (vi) change in the payment or accrual policy with respect to any of the foregoing (it being understood that all transactions identified in subparts (i) to (v) involving any Hostcentric Stockholder after November 30, 2002 are disclosed in the Disclosure Schedule), and the consummation of the transactions contemplated herein will not result in any of the changes specified in (i) to (vi);

          (m) Any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of Hostcentric, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Hostcentric;

          (n) Any notes or accounts receivable or portions thereof written off by Hostcentric or any Subsidiary as uncollectible (1) with any Hostcentric Stockholder irrespective of amount or (2) with any other Person in an aggregate amount exceeding $25,000;

          (o) Any issuance or sale of any stock, bonds, phantom stock interest or other securities of which Hostcentric is the issuer, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities of Hostcentric or phantom stock interest in Hostcentric;

          (p) Any cancellation of any debts or claims to the knowledge of Hostcentric or waiver of any rights (1) with any Hostcentric Stockholder irrespective of amount or (2) with any other Person having an aggregate value exceeding $25,000;

          (q) Any sale, assignment or transfer of any Hostcentric Intellectual Property or other similar assets, including licenses therefor, (1) with any Hostcentric Stockholder irrespective of amount or (2) with any other Person having an aggregate value exceeding $25,000;

          (r) Any capital expenditures, or commitment to make any capital expenditures, for additions to property, plant or equipment outside of the ordinary course of business in an aggregate amount exceeding $25,000;

          (s) Payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which Hostcentric or any of its corporate officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of any such Person; or

          (t) Any agreement, undertaking or commitment to do any of the foregoing.

     3.10 Real Property; Leases in Effect. Neither Hostcentric nor any Subsidiary owns any real property. All real property and personal property leases and subleases to which Hostcentric or any Subsidiary is a party (excluding contracts and arrangements for co-location facilities) and any amendments or modifications thereof are listed in Schedule 3.10 of the Hostcentric Disclosure Schedule (each a "Lease" and collectively, the "Leases") and are valid and in full force and effect, and there are no existing material defaults on the part of Hostcentric or any Subsidiary, and neither Hostcentric nor any Subsidiary has received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default on the part of Hostcentric or any Subsidiary thereunder. True and complete copies of each Lease have been provided to Interland, and such Leases constitute the entire understanding relating to Hostcentric's use and occupancy of the leased premises. To the knowledge of Hostcentric, the improvements located on the real property described in the Leases are not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and there is no use or occupancy restriction or condemnation proceeding pending or threatened against Hostcentric or any Subsidiary.

     3.11 Personal Property. Except as set forth on Section 3.11 of the Hostcentric Disclosure Schedule, Hostcentric has good and indefeasible title, free and clear of all title defects and Liens (excepting, however, where such title defects or Liens do not involve an amount exceeding $25,000 in the aggregate) to all inventory, receivables, furniture, machinery, equipment and other personal property, tangible or otherwise, reflected on the Hostcentric Most Recent Balance Sheet, except for acquisitions and dispositions since November 30, 2002. The Hostcentric Disclosure Schedule lists (a) all material computer equipment and (b) all other personal property, in each case having a depreciated book value of $25,000 or more, which are used by Hostcentric in the conduct of its business, and all such equipment and property, in the aggregate, is in good operating condition and repair, reasonable wear and tear excepted. There is no asset used or required by Hostcentric in the conduct of its business as presently operated which is not either owned by it or licensed or leased to it.

     3.12 Litigation and Other Proceedings.

          (a) Except as set forth on Section 3.12 of the Hostcentric Disclosure Schedule, there is no action, suit, claim, investigation or proceeding pending against or, to the knowledge of Hostcentric, threatened against Hostcentric, any Subsidiary, or any of their respective properties and assets before any court or arbitrator or any Governmental Entity in which the amount involved exceeds $25,000. Hostcentric is not subject to any order, writ, judgment, decree, or injunction in which the amount involved exceeds $25,000.

          (b) Except as set forth on Section 3.12 of the Hostcentric Disclosure Schedule, there is no action, suit, claim, investigation or proceeding pending against or, to the knowledge of Hostcentric, threatened against any present or former officer or director of Hostcentric with respect to actions taken in their capacities as directors or officers of Hostcentric, and to Hostcentric's knowledge there is no reasonable basis for asserting any such action, suit, claim, investigation or proceeding.

     3.13 No Defaults.

          (a) Hostcentric is not, nor to its knowledge would it be, with the passage of time, giving of notice or both, in default or violation of any term, condition, or provision of (a) the Charter Documents; (b) any judgment, decree, or order applicable to Hostcentric; or (c) any loan or credit agreement, note, bond, mortgage or lease to which Hostcentric is now a party or by which it or any of its properties or assets may be bound.

          (b) Hostcentric is not, nor to its knowledge would it be, with the passage of time, giving of notice or both, in default under any term, condition or provision of any indenture, contract, agreement, license or other instrument to which Hostcentric is now a party or by which it or any of its properties or assets may be bound in which the amount involved exceeds $25,000 annually.

     3.14 Major Contracts. Except as set forth on Section 3.14 of Hostcentric Disclosure Schedule, neither Hostcentric nor any Subsidiary is a party to or subject to any of the following:

          (a) Any union contract, or any employment contract or arrangement (other than "at-will" employment arrangements) providing for future compensation, written or oral, with any officer, consultant, director, or employee;

          (b) Any plan or contract providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing or the like;

          (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

          (d) Any OEM agreement, reseller or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds $25,000 annually or pursuant to which Hostcentric has granted or received manufacturing rights, most favored nation pricing provisions, or exclusive marketing, production, publishing or distribution rights related to any product, group of products or territory;

          (e) Any agreement, license, franchise, permit, indenture, or authorization in which the amount involved exceeds $25,000 annually which may be terminated as a result of the execution of this Agreement or any other agreements contemplated hereby, or the consummation of the Merger;

          (f) Except for trade indebtedness in which the amount involved does not exceed $25,000, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise;

          (g) Any license agreement, either as licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users and commercially available in licensed software applications);

          (h) Any customer contract or agreement (including month-to-month agreements) containing covenants purporting to limit Hostcentric's freedom to compete in any line of business in any geographic area; or

          (i) Any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by Hostcentric or any Subsidiary of more than $25,000 in the aggregate annually.

          All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the Hostcentric Disclosure Schedule pursuant to this Section 3.14 are valid and in full force and effect and neither Hostcentric nor any Subsidiary has, nor, to the knowledge of Hostcentric, has any other party thereto, breached any provisions of, or defaulted in any respect under the terms thereof, which would have a Material Adverse Effect on Hostcentric. Since November 30, 2002, neither Hostcentric nor any Subsidiary has amended, modified or terminated the terms of the contracts or agreements referred to in this
Section 3.14 unless such amendment, modification or termination was in the ordinary course of business and Hostcentric has provided Interland with a copy of such amendment, modification or termination.

          In this Agreement, a "material contract," a "material agreement" or a "material commitment" of Hostcentric requiring disclosure herein is any agreement, contract or commitment that obligates or entitles Hostcentric to incur expenses or creates a financial obligation or benefit in the aggregate amount of $25,000 or more annually, and which is not terminable without liability on thirty (30) days' notice or less.

     3.15 Material Reductions. To the knowledge of Hostcentric, none of the parties to any of the contracts identified in the Hostcentric Disclosure Schedule pursuant to Section 3.14 have terminated, or, to the knowledge of Hostcentric, expressed to Hostcentric an intent to materially reduce or terminate the amount of its business with Hostcentric in the future.

     3.16 Employees. Except as disclosed on Section 3.16 of the Hostcentric Disclosure Schedule:

          (a) Hostcentric is not and never has been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions.

          (b) Hostcentric has never been and, to the knowledge of Hostcentric, is not now subject to a union organizing effort.

          (c) Hostcentric does not have any written contract of employment or other employment, severance or similar agreement with any of its employees or any established policy or practice relating thereto.

          (d) Hostcentric is not a party to any pending, or to Hostcentric's knowledge, threatened, labor dispute.

          (e) To Hostcentric's knowledge, Hostcentric is in material compliance with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining and ensuring equality of opportunity for employment and advancement of minorities and women.

          (f) There are no claims pending, or, to the knowledge of Hostcentric, threatened to be brought, in any court or administrative agency by any former or current Hostcentric employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim pending or, to the knowledge of Hostcentric, threatened in any court or administrative agency from any current or former employee or any other Person arising out of Hostcentric's status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge, or otherwise.

          (g) Any persons engaged by Hostcentric as independent contractors, rather than employees, have been properly classified as such and have been so engaged in compliance with all applicable federal, state or local laws.

     3.17 Employee Benefit Plans; ERISA; and Labor Relations. Except as set forth on Section 3.17 of the Hostcentric Disclosure Schedule:

          (a) With respect to Hostcentric and any entity which is considered one employer with Hostcentric under Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414 of the Code (an "ERISA Affiliate"), Section 3.17 of the Hostcentric Disclosure Schedule includes a list of the employee benefit plans, programs, policies or contracts providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits, change in control, deferred compensation or other employee benefits (including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA and each "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA), for which Hostcentric or any ERISA Affiliate contributes, maintains or is liable (whether contingent or otherwise) for, on behalf of, or for the benefit of, any current employee of Hostcentric (an "Employee") or former employee, consultant, service provider or director of Hostcentric or any ERISA Affiliate (any such plan or other arrangement, an "Employee Plan"). There is no pending or, to Hostcentric's knowledge, threatened proceeding, other than routine claims for benefits, relating to the Employee Plans. Hostcentric has not engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Hostcentric to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

          (b) Hostcentric has delivered to Merger Sub, with respect to each Employee Plan, true and complete copies, as applicable, of:

               (i) the documents embodying and relating to such Employee Plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modifications thereto, if any, and employee handbooks;

               (ii) annual reports, including, but not limited to, Forms 5500, 990 and 1041, for the last three (3) years for the Employee Plan and any related trust;

               (iii) actuarial valuation reports and financial statements for the last three (3) years for the Employee Plan; and

               (iv) each communication involving the Employee Plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), or any other governmental authority.

          (c) Neither Hostcentric nor any ERISA Affiliate has ever maintained, contributed to, or been liable for an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

          (d) All contributions required to be made under the terms of any Employee Plan with respect to all periods through the date hereof have been timely made or have been reflected on the face of Hostcentric's Most Recent Balance Sheet (rather than in any notes thereto).

          (e) Hostcentric has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" ("MEWA") (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

          (f) Hostcentric is not liable for, and neither the Hostcentric nor Merger Sub will be liable for, any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Plan were applicable to the ERISA Affiliate in the same manner as it applies to Hostcentric).

          (g) Hostcentric, each ERISA Affiliate, each Employee Plan and each Employee Plan "sponsor" or "administrator" (within the meaning of Section 3(16) of ERISA) has complied in all respects with the applicable requirements of
Section 4980B of the Code and Section 601 et seq. of ERISA (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA"). Section 3.17 of the Hostcentric Disclosure Schedule lists the name of each Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FMLA")) and is receiving or entitled to receive health coverage under an Employee Plan, whether pursuant to FMLA, COBRA or otherwise.

          (h) With respect to each Employee Plan:

               (i) the Employee Plan complies in all material respects with, and has been maintained and operated in accordance with, its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code (including rules and regulations thereunder);

               (ii) the Employee Plan is not under audit or investigation by the IRS or the DOL or any other governmental authority, and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty;

               (iii) if the Employee Plan purports to provide benefits that qualify for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129 or 132 of the Code, the Employee Plan satisfies the requirements of said Section(s); and

               (iv) if the Employee Plan purports to be a voluntary employee beneficiary association ("VEBA"), a request for a determination letter for the VEBA has been submitted to and approved by the IRS that the VEBA is exempt from federal income tax under Section 501(c)(9) of the Code, and nothing has occurred or is expected to occur that caused or could cause the loss of such qualification or exemption or the imposition of any tax, interest or penalty with respect thereto.

          (i) Hostcentric is not subject to any liens or excise or other taxes under ERISA, the Code, or other applicable law relating to any Employee Plan.

          (j) The consummation of the transactions contemplated by this Agreement will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, or termination pay, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due any Employee.

          (k) No amounts payable under any Employee Plan in connection with the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

          (l) No Employee Plan in any way provides for any health or welfare benefits (other than under COBRA or the Federal Social Security Act) to any Employee who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to, Hostcentric or an ERISA Affiliate (or a beneficiary of any such person), nor have any representations, agreements, covenants or commitments been made to provide such benefits.

          (m) All employees involved in the conduct or operation of the Business are employees of Hostcentric.

          (n) (i) there is no unfair labor practice, charge, grievance, stoppage or complaint or other proceeding pending or, to the knowledge of Hostcentric, threatened against Hostcentric before the National Labor Relations Board or any other Governmental Entity,

               (ii) there is no labor strike, slowdown or stoppage pending or threatened, against Hostcentric, and

               (iii) there has not been any, and there are no, pending collective bargaining negotiations relating to the employees of Hostcentric. There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any or all of the employees of Hostcentric, no such petitions have been pending within the past two (2) years, and there has not been any general solicitation of representation cards by any union seeking to represent the employees of Hostcentric as their exclusive bargaining agent at any time within the past two (2) years.

     3.18 Certain Agreements. Except as contemplated by this Agreement, neither the execution and delivery of this Agreement and the Transaction Documents, nor the consummation of the transactions contemplated hereby will: (a) result in any payment by Hostcentric (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of Hostcentric under any Employee Plan, agreement, or otherwise, (b) increase any benefits otherwise payable under any Employee Plan or agreement or (c) result in the acceleration of the time of payment or vesting of any such benefits.

     3.19 Environmental Matters.

          (a) Hostcentric has complied, in all material respects, with all federal, state and local laws (including, without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws");

          (b) Hostcentric has not handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws ("Hazardous Materials"), except for reasonable amounts of ordinary office and/or office-cleaning supplies which have been used in compliance with Environmental Laws;

          (c) to the knowledge of Hostcentric, there is not now any underground storage tank or asbestos on any real property operated or leased by Hostcentric;

          (d) Hostcentric has not conducted, nor is it aware of, any environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any real property operated or leased by Hostcentric; and

          (e) to the knowledge of Hostcentric, there are no "Environmental Liabilities." For purposes of this Agreement, "Environmental Liabilities" are any claims, demands, or liabilities under Environmental Laws which (i) arise out of or in any way relate to Hostcentric's operations or activities, or any real property at any time operated or leased by Hostcentric, or any Hostcentric Stockholder's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

     3.20 Brokers. Except as described in Section 3.20 of the Hostcentric Disclosure Schedule, no broker, finder or investment bankers is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Hostcentric.

     3.21 Supplier and Customer Relationships. To the knowledge of Hostcentric, it has good commercial working relationships with its material customers and suppliers. No customer accounting for more than five percent (5%) of Hostcentric's revenues in any month during the last seven calendar months ending November 30, 2002 has canceled or otherwise terminated its relationship with Hostcentric, decreased or limited materially the amount of product or services ordered from Hostcentric or threatened in writing (or to Hostcentric's knowledge orally) to take any such action.

     3.22 Product and Service Quality. To the knowledge of Hostcentric, all services provided by Hostcentric or any Subsidiary to customers on or prior to the date hereof conform to applicable contractual commitments, implied warranties not disclaimed, express warranties, product specifications and quality standards published by Hostcentric in all material respects. Hostcentric has no material liability (and Hostcentric has no knowledge of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Hostcentric giving rise to any liability) for replacement or repair thereof, or for the taking of any remedial action with respect thereto or other damages in connection therewith. Hostcentric has not received any written complaint from a customer that alleges that Hostcentric is in material breach of the customer contract or the agreed upon service level commitments, except for those that Hostcentric reasonably believes can be addressed without resulting in a material liability. Hostcentric's data privacy policy is as set forth on its web site and in Section 3.22 of the Hostcentric Disclosure Schedule.

     3.23 Disruptions. Since November 30, 2002 there has not occurred any material disruption to network operations, or any material delays in planned facility or network build out or construction activities, or any material performance failures by Hostcentric, or other material service disruptions, that have resulted in material customer complaints or material breaches of customer installation commitments, in each case with respect to Hostcentric, which individually or in the aggregate, have a Material Adverse Effect.

     3.24 Insurance. Section 3.24 of the Hostcentric Disclosure Schedule contains a true, correct and complete list of all of the insurance policies maintained by Hostcentric, which schedule includes the name of the insurance company, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy, and the name and phone number of the insurance agent in respect thereto. Such policies are paid up to date, and no notice of cancellation has been received.

     3.25 Immigration Matters.

          (a) With respect to all employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of Hostcentric, Hostcentric has complied in all material respects with the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder ("IRCA") with respect to the completion, maintenance and other documentary requirements of Forms I-9

(Employment Eligibility Verification Forms) for all current and former employees and the reverification of the employment status for any and all employees whose employment authorization documents indicated a limited period of employment authorization.

          (b) Section 3.25 of the Hostcentric Disclosure Schedule contains a true and complete list of all employees of each Hostcentric, if any, who to Hostcentric's knowledge are not citizens of the United States of America and who are not permanent residents of the United States of America, together with a true and complete list of the visa status and visa expiration dates of each such employee.

          (c) Hostcentric has only employed individuals authorized to work in the United States. Hostcentric has not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

          (d) The consummation of the transactions contemplated by this Agreement will not, (i) give rise to any liability for the failure to properly complete and update Forms I-9, (ii) give rise to any liability for the employment of individuals not authorized to work in the United States, or (iii) cause any current employee to become unauthorized to work in the United States.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF INTERLAND AND MERGER SUB

     Except as set forth in the disclosure schedule attached to this Agreement (the "Interland Disclosure Schedule") each of Merger Sub and Interland jointly and severally represents and warrants to Hostcentric and the Hostcentric
Stockholders as follows, each of which is material to and relied upon by Hostcentric and the Hostcentric Stockholders:

     4.1 Organization Standing and Power. The Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in each jurisdiction where the character of the properties owned, based or operated by it or the nature of its business make such qualifications necessary, except for such failures to be so qualified and in good standing that would not be expected to have a Material Adverse Effect on Merger Sub. Interland is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota, and is duly qualified and in good standing in each jurisdiction where the character of the properties owned, based or operated by it or the nature of its business make such qualifications necessary, except for such failures to be so qualified and in good standing that would not be expected to have a Material Adverse Effect on Interland.

     4.2 Authority. Each of Interland and Merger Sub has all necessary corporate power to own, lease and operate its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and all other documents contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of Merger Sub and Interland of this Agreement and all the Transaction Documents to which it is a party has been duly authorized by all necessary corporate action on the part of Merger Sub and Interland, respectively, and no other corporate proceedings on the part of Merger Sub or Interland are necessary to authorize this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby or thereby. Each of Interland and Merger Sub has duly and validly executed and delivered this Agreement, and prior to the Closing Date will have duly and validly executed and delivered all other agreements contemplated hereby to be executed and delivered by Interland and Merger Sub, and assuming due authorization, execution and delivery by Hostcentric, each of this Agreement and the Transaction Documents constitutes a valid, binding and enforceable obligation of Merger Sub and Interland in accordance with its terms.

     4.3 General. There is no fact within the knowledge of Merger Sub or Interland that (a) is likely to have a Material Adverse Effect on the ability of Merger Sub or Interland to comply with or perform any covenant or obligation under this Agreement or (b) is likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

     4.4 Financial Statements.

          (a) Section 4.4(a) of the Interland Disclosure Schedule includes copies of the following financial statements of Interland ("Interland's Financial Statements"): the audited balance sheet and statements of income, changes in stockholders' equity and cash flow of Interland for the twelve (12) months as of and ending on August 31, 2002.

          (b) Each of Interland's Financial Statements (including the notes thereto) are true, complete and correct in all material respects, present fairly the financial condition and results of operations of Interland as of the dates of such statements, and have been prepared on an accrual basis in accordance with GAAP (except, with respect to any unaudited interim financial statements, the absence of notes and normal year-end adjustments).

     4.5 Absence of Certain Changes. Except as provided in Section 4.5 of the Interland Disclosure Schedule and except as contemplated hereby, since August 31, 2002 Interland has conducted its business only in the ordinary course consistent with past practice, and since such date there has not been:

          (a) any Material Adverse Effect on Interland and there have not been any events that, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect on Interland;

          (b)  any  material  change  in  Interland's   accounting   methods  or
practices;

          (c) any material liabilities incurred by Interland, whether due or to become due, except in the ordinary course of business consistent with past practices, or a failure to satisfy, or a delay or postponement of payment of, any of its Liabilities as the same becomes due and owing.

     4.6 Interland Shares. The issuance and delivery by Interland of Interland Common Stock in accordance with this Agreement have been duly and validly authorized by all necessary corporate action by Interland and, when issued in accordance with the terms and provisions of this Agreement, such Interland Common Stock will be duly authorized, fully paid and non-assessable, will not be subject to any preemptive or other statutory or contractual rights of stockholders, will be issued in compliance with all United States federal and state securities laws, will be approved for listing on NASDAQ at the time of issuance and will be registered pursuant to the Registration Statement (as defined in Section 6.6(a) hereof).

     4.7 SEC Filings; S-4 Eligibility. Except as provided in Section 4.7 of the Interland Disclosure Schedule, Interland has filed all reports and filings with the SEC required pursuant to the Securities Act or the Securities Exchange Act of 1934 ("Exchange Act") on a timely basis. Except as provided in Section 4.7 of the Interland Disclosure Schedule, each such report or filing is true, correct and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Interland is eligible to file the Registration Statement (as defined in Section 6.6(a) hereof).

     4.8 Brokers' and Finders' Fees. Neither the Merger Sub nor Interland has incurred, or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Transaction Documents or any transaction contemplated thereby which would result in any Person having a claim against Hostcentric or the Hostcentric Stockholders arising from the non-payment of any such fees, commissions or similar charges.

     4.9 Capital Structure. The authorized capital stock of Interland consists of 210,000,000 shares of par value $.01 stock which is divisible into classes and series by the Board of Directors, of which 141,381,601 shares of common stock are issued and outstanding as of November 15, 2002. All outstanding shares of Interland common stock have been duly authorized, are validly issued, fully paid and nonassessable, and were issued free and clear of any preemptive rights or other stockholder rights. The outstanding shares of Interland common stock were issued in material compliance with all applicable laws, including without limitation federal and state securities laws.

     4.10 Consents and Approvals; No Violations. Interland holds and at all times has held, all material licenses, permits and authorizations from all Governmental Entities necessary for the lawful conduct of its business in all material respects pursuant to all applicable statutes, laws, ordinances, rules and regulations of all such Governmental Entities having jurisdiction of them or any part of their operations. The consummation of the transactions contemplated by the Transaction Documents:

          (a) will not conflict with or violate any provision of the articles or certificate of incorporation or by-laws of either the Merger Sub or Interland, or any federal, state or local court or administrative order or process, statute, law, ordinance, rule or regulation;

          (b) will not require any consent, approval or waiver of, any filing by the Merger Sub or Interland with, or any notice by the Merger Sub or Interland to, any Person (other than as set forth in Section 4.10 of the Interland Disclosure Schedule),

          (c) will not result in a violation or breach of, will not constitute (with or without due notice or lapse of time or both) a default under, or will not require any notice under, any of the terms, conditions or provisions of any contract, loan or credit agreement, note, bond, mortgage or lease to which either the Merger Sub or Interland is a party or by which either the Merger Sub or Interland or any of their respective assets may be bound, and

          (d) will not terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any material contract, agreement or commitment to which Interland or Merger Sub is a party, or under which Interland or Merger Sub is obligated, or by which Interland or Merger Sub or any of the rights, properties or assets of Interland or Merger Sub are subject to or bound;

          (e) will not accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which Interland or Merger Sub is a party, or under which Interland or Merger Sub is obligated, or by which Interland or Merger Sub or any of the rights, properties or assets of Interland or Merger Sub are subject to or bound. Section 4.10 of the Interland Disclosure Schedule sets forth a copy or description of each material agreement, contract or other instrument binding upon Interland or Merger Sub requiring a notice or consent (by its terms or as a result of any conflict or other contravention required to be disclosed in the Interland Disclosure Schedule pursuant to the preceding provisions of this Section 4.10) as a result of the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Interland and Merger Sub or the consummation of the merger or any other transaction described herein; and

          (f) will not violate or breach any law or order applicable to the Merger Sub or Interland.

     4.11 No Undisclosed Liabilities. Except for Liabilities of the type set forth in Section 4.11 of the Interland Disclosure Schedule, neither Interland nor Merger Sub has any debt, liability or obligation of any kind (and to the knowledge of Interland and Merger Sub there is no basis for any present or future proceeding that could reasonably be expected to give rise to any debt, liability or obligation), whether accrued, absolute, direct, indirect, contingent or otherwise including any liability or obligation on account of Taxes or any penalty, interest or fine, except for

          (a) liabilities incurred in the ordinary course of business after August 31, 2002, and that individually or in the aggregate, could not have a Material Adverse Effect on Interland or Merger Sub;

          (b) liabilities that are accrued or reserved against in Interland's August 31, 2002 audited balance sheet in accordance with GAAP;

          (c) obligations under this Agreement or other  Transaction  Documents;
and

          (d) obligation to perform or pay the executory portion of any contracts incurred in the ordinary course of business and not required under GAAP to be reflected in Interland's Financial Statements.

     4.12 Litigation and Other Proceedings. There is no action, suit, claim, investigation or proceeding pending against or, to the knowledge of Interland or Merger Sub, threatened against Interland, Merger Sub any Subsidiary, or any of their respective properties and assets before any court or arbitrator or any Governmental Entity which is not fully disclosed in the Interland Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended August 31, 2002, or in which the amount involved exceeds $850,000. Interland is not subject to any order, writ, judgment, decree or injunction in which the amount involved exceeds $850,000.

                                   ARTICLE V

                                    COVENANTS

     Hostcentric hereby covenants and agrees with Interland and Merger Sub that from the date hereof until the Closing Date:

     5.1 Regular Course of Business. Hostcentric shall operate its business diligently and consistent with past management practices; shall maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted; shall maintain (except for expiration due to lapse of time) all leases and contracts in effect without change except as expressly provided herein; shall comply in all material respects with the provisions of all regulations and orders applicable to Hostcentric and the conduct of its business; shall not cancel, release, waive or compromise any debt, claim or right in its favor having a value in excess of $25,000 other than in connection with returns for credit or replacement in the ordinary course of business; and shall not alter the rate or basis of compensation of any of its officers, directors or employees other than in the ordinary course of business.

     5.2 Amendments. Except as required for the transactions contemplated in this Agreement, no change or amendment shall be made in the Certificate of Incorporation or bylaws of Hostcentric.

     5.3 Capital Changes. Hostcentric shall not issue or sell any shares of Hostcentric Stock or issue or sell other equity interests in Hostcentric except upon the exercise of currently outstanding options and warrants.

     5.4 Dividends. Neither Hostcentric nor any Subsidiary shall declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, nor shall Hostcentric or any Subsidiary, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock.

     5.5 Capital and Other Expenditures. Neither Hostcentric nor any Subsidiary shall make any capital expenditures, or commitments with respect thereto, outside of the ordinary course of business in excess of $25,000.

     5.6 Borrowing. Neither Hostcentric nor any Subsidiary shall incur, assume or guarantee any indebtedness not reflected on the Hostcentric Financial Statements except in the ordinary course of business under existing credit facilities or for purposes of consummation of the transactions contemplated by this Agreement and in any case only after consultation with Interland.

     5.7 Full Access and Disclosure.

          (a) Hostcentric shall afford to Fabrice Klein, the designated representative of Interland (the "Interland Representative"), reasonable access during business hours to Hostcentric's properties, books and records in order that Interland may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of Hostcentric; and Hostcentric shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Interland Representative shall from time to time reasonably request.

          (b) From time to time prior to the Closing Date, Hostcentric shall promptly supplement or amend information previously delivered to Interland with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed; provided, however, that such supplemental information shall not be deemed to be an amendment to any schedule or exhibit hereto.

     5.8 Confidentiality. Hostcentric agrees that unless and until the transactions contemplated hereby have been consummated, Hostcentric and its representatives and its affiliates and their representatives and advisors will hold in strict confidence all data and information obtained from Interland or any of its affiliates in connection with the transactions contemplated hereby.

     5.9 Fulfillment of Conditions Precedent. Hostcentric shall use its reasonable best efforts to obtain at its expense all such waivers, permits, consents, approvals or other authorizations from third parties and authorities, and to do all things as may be necessary or desirable in connection with transactions contemplated by this Agreement.

     5.10 Public Announcement. Hostcentric will not disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, advisors and accountants of the parties hereto, or except as Hostcentric determines in good faith to be required by applicable law) without the prior written agreement of Interland, which agreement shall not be unreasonably withheld or delayed. Any press release or other announcement disseminated by Hostcentric concerning this Agreement will not disclose the names of any Hostcentric Stockholders without their prior written consent.

     Interland hereby covenants and agrees with Hostcentric that from the date hereof until the Closing Date:

     5.11 Full Access and Disclosure.

          (a) Interland shall afford to Gregory H. Upham, the designated representative of Hostcentric (the "Hostcentric Representative"), reasonable access during business hours to Interland's properties, books and records in order that Hostcentric may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of Interland; and Interland shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Hostcentric Representative shall from time to time reasonably request.

          (b) From time to time prior to the Closing Date, Interland shall promptly supplement or amend information previously delivered to Hostcentric with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed; provided, however, that such supplemental information shall not be deemed to be an amendment to any schedule or exhibit hereto.

     5.12 Confidentiality. Interland agrees that unless and until the transactions contemplated hereby have been consummated, Interland and its representatives and its affiliates and their representatives and advisors will hold in strict confidence all data and information obtained from Hostcentric or any of its affiliates in connection with the transactions contemplated hereby.

     5.13 Fulfillment of Conditions Precedent. Interland shall use its reasonable best efforts to obtain at its expense all such waivers, permits, consents, approvals or other authorizations from third parties and authorities, and to do all things as may be necessary or desirable in connection with transactions contemplated by this Agreement.

     5.14 Public Announcement. Interland will not disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, advisors and accountants of the parties hereto, or except as Interland determines in good faith to be required by applicable law) without the prior written agreement of Hostcentric, which agreement shall not be unreasonably withheld or delayed. Any press release or other announcement disseminated by Interland concerning this Agreement will not disclose the names of any Hostcentric Stockholders without their prior written consent.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     Interland, Merger Sub and Hostcentric each agree to take the following actions after the execution of this Agreement.

     6.1 Officers and Directors. Interland hereby unconditionally guarantees all rights to indemnification existing on the date hereof in favor of the present or former officers and directors of Hostcentric as well as all other parties entitled to indemnification under Hostcentric's Certificate of Incorporation with respect to actions taken in their authorized capacities prior to the Effective Time and any applicable indemnification agreements (copies of which have been provided to Interland), all of which will survive the Merger and continue in full force and effect following the Effective Time.

     6.2 Employee Benefits. Nothing contained herein will be considered as requiring Hostcentric or Interland to continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. It is specifically understood that continued employment with Hostcentric or employment with Interland is not offered or implied for any other employees of Hostcentric and any continuation of employment with Hostcentric after the Closing will be at will except as specifically provided otherwise in an accepted offer letter or other agreement of employment. Notwithstanding the foregoing provisions in this Section 6.2, Interland shall be responsible for all liabilities arising pursuant to the so-called WARN Act with respect to any termination of employees after the Effective Time.

     6.3 Additional Agreements. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Hostcentric, the officers and directors of each corporation which is a party to this Agreement will take all such necessary action. Without limiting the foregoing, on or prior to the Closing Date, Hostcentric will deliver to Interland a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in form and substance reasonably acceptable to Interland.

     6.4 Reserved

     6.5 No Solicitation.

          (a) From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, Hostcentric will not, and Hostcentric will instruct its directors, officers and anyone else acting on its behalf not to, directly or indirectly:

               (i) solicit or encourage submission of any Acquisition Proposal (as defined herein) by any person, entity or group (other than Interland and its affiliates, agents and representatives) or

               (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Hostcentric to, or afford access to the properties, books or records of Hostcentric, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Interland and its affiliates, agents and representatives and except to other persons customarily provided such access and materials) in connection with any Acquisition Proposal with respect to Hostcentric. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to (i) any merger, consolidation, sale or license of substantial assets or similar transactions involving Hostcentric (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement) or (ii) sales by Hostcentric of any capital stock of Hostcentric (including, without limitation, by way of a tender offer or an exchange offer) (except the issuance of Hostcentric Stock under any Hostcentric options or warrants issued and outstanding as of the date of this Agreement). Hostcentric, will immediately cease any and all existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (b) Nothing contained in Section 6.5(a) shall prevent Hostcentric or its Board of Directors from (A) furnishing non-public information or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or agreeing to or recommending an unsolicited bona fide written Acquisition Proposal to its stockholders, if and only to the extent that (1) the Board of Directors of Hostcentric believes in good faith (after consultation with its advisors) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Acquisition Proposal, would, if consummated, result in a transaction more favorable to such party over the long term than the transaction contemplated by this Agreement, and such Board of Directors determines in good faith after receipt of advice from outside legal counsel to the effect that such action is likely necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms consistent with those contained in confidentiality agreements utilized in similar transactions.

          (c) Hostcentric will promptly:

               (i) notify Interland if, after the date of this Agreement, it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and

               (ii) notify Interland of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, Hostcentric will not, and will instruct its directors, officers, and anyone else acting on its behalf not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Interland).

               (d) If Hostcentric enters into a definitive agreement pursuant to an Acquisition Proposal, it shall be deemed to have terminated this Agreement and shall pay Interland a termination fee of $774,000 within the earlier of three business days of such termination or three business days of its entering into such a definitive agreement. In addition, the Voting Agreement shall terminate at the same time that this Agreement terminates. The payment of a termination fee pursuant to this subsection, which is agreed to be a fair estimate of the expenses and damages which would be suffered by Interland in such event, shall be the sole and exclusive remedy of Interland against Hostcentric and its respective directors, officers, employees, attorneys, agents, advisors or other representatives (including its stockholders), under this Agreement. Should any court of competent jurisdiction determine that, consistent with applicable law, the termination fee set forth above is unenforceable or otherwise contrary to public policy, the parties hereto agree to any reformation of this Agreement by a court that would result in such termination fee being upheld and given effect.

     6.6 Registration.

          (a) Hostcentric shall furnish to Interland such information, (including information about Hostcentric and its affiliates), as may be necessary to enable Interland to prepare and file with the SEC a registration statement on Form S-4 under the Securities Act, and the rules and regulations promulgated thereunder, in respect of the Merger Shares to be issued by reason of the Merger (such registration statement, including the proxy statement/prospectus included therein being referred to in this Agreement as the "Registration Statement"). Hostcentric covenants that the Company Information (as defined below) included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Hostcentric Stockholders, or at the time of the meeting of the Hostcentric Stockholders held to approve the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance should come to the attention of Hostcentric with respect to the Company Information that is required to be set forth in an amendment or supplement to the Registration Statement, Hostcentric shall promptly notify Interland and shall assist Interland in appropriately amending or supplementing the Registration Statement in the manner contemplated in
Section 6.6(d) below. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement. Hostcentric covenants that the Registration Statement insofar as it relates to information concerning Hostcentric, or any of its businesses, assets, directors, officers, or stockholders or any other affiliates or other matters pertaining to Hostcentric that is supplied by Hostcentric for inclusion in the Registration Statement, including by incorporation by reference to SEC filings (the "Company Information") shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that Hostcentric shall have no liability or obligation for any information other than the Company Information.

          (b) Hostcentric shall instruct its accountants to deliver and shall use its reasonable best efforts to cause such accountants to deliver to Interland letters dated at the time the Registration Statement becomes effective and as of the Closing Date, addressed to Interland, each containing such matters as are customarily contained in auditors' letters regarding information about Hostcentric included in the Registration Statement, which auditors' letters shall be in form and substance reasonably satisfactory to Purchaser.

          (c) Interland shall use its reasonable best efforts to file the Registration Statement and to have it declared effective by the SEC as promptly as practicable, and shall use its reasonable best efforts to take any action required to be taken to comply in all material respects with any applicable federal or state securities laws in connection with the issuance of the Merger Shares; except that such covenant of Interland is made, as to those portions of the Registration Statement containing or required to contain Company Information, assuming and relying solely on timely and full compliance with Sections 6.6(a) and 6.6(b). Interland will, in a timely manner, provide

Hostcentric with copies of any written communications to or from the SEC and notify Hostcentric of any material oral communications to or from the SEC with respect to the Registration Statement or the transactions contemplated thereby.

          (d) Interland covenants that the information included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Hostcentric Stockholders, or at the time of the meeting of the Hostcentric Stockholders held to approve the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that Interland makes no covenant as to those portions of the Registration Statement containing or required to contain Company Information. If at any time prior to the Effective Time any event or circumstance should come to the attention of Interland that is required to be set forth in an amendment or supplement to the Registration Statement, Interland shall use its reasonable efforts to amend or supplement appropriately the Registration Statement. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement.

          (e) The Registration Statement and all other documents required to be filed by Interland with the SEC in connection with the Merger shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that Interland shall have no liability or obligation for any failure to comply with such requirements arising out of the Company Information.

          (f) Each party will provide to the other parties, or their counsel, drafts of the information related to or customarily provided by such party to be included in the Registration Statement and will generally cooperate with each other in the preparation thereof.

          (g) Hostcentric shall use its reasonable best efforts to cause each person that is an "Affiliate" (as defined in Rule 145 under the Securities Act) of Hostcentric on the date immediately preceding the date of the filing of the Registration Statement to deliver to Interland on such date a written agreement substantially in the form attached hereto as Exhibit 6.6(g) ("Rule 145 Letter"), and, in the event that any other person becomes an affiliate of Hostcentric thereafter, to cause such person to provide a Rule 145 Letter to Interland at the Closing.

          (h)If Interland is unable to cause the Registration Statement to be declared effective by April 30, 2003 due solely to Interland's failure to resolve any SEC comments to Interland's prior SEC filings that remain outstanding on the date hereof (a copy of which comments were delivered to Hostcentric's counsel on December 13, 2002), Interland shall pay Hostcentric, at Hostcentric's request, as liquidated damages for such failure a fee of $774,000 within three business days after April 30, 2003.

     6.7 Restrictions on Transferability of Interland Stock. Holders of the Merger Shares to be issued at Closing shall be permitted to sell on a cumulative basis up to ten percent (10%) of their original holding of Merger Shares in each calendar month following the Closing Date, with the initial ten percent (10%) of such Merger Shares being freely tradeable on the Closing Date. Any short sales of Merger Shares shall be treated as sales for purposes of this Section 6.7.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger will be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Governmental Approvals. Other than the filing of the Merger Documents with the Secretary of State of Delaware, all statutory requirements and all Consents of Governmental Entities and other third parties legally required for the consummation of the Merger and the transactions contemplated by this Agreement will have been filed, occurred, or been obtained, other than such Consents for which the failure to obtain would not have a material adverse effect on the consummation of the Merger or the other transactions contemplated hereby or a Material Adverse Effect on Interland or Hostcentric.

          (b) No Restraints. No statute, rule or regulation, and no final and nonappealable order, decree or injunction will have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

          (c) Good Standing Certificate. Interland and Merger Sub shall deliver to Hostcentric, and Hostcentric shall deliver to Interland and Merger Sub, certificates of good standing from the Secretary of State of Delaware.

     7.2 Conditions of Obligations of Interland and Merger Sub. The obligations of Interland and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Interland and Merger Sub:

          (a) Representations and Warranties of Hostcentric. The representations and warranties of Hostcentric set forth in this Agreement will be true and correct in all material respects as of the Closing Date, except (i) as otherwise specifically permitted by this Agreement, including changes permitted by the conduct of Hostcentric's business in accordance with the provisions of Article V hereof, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Interland and (iii) for representations and warranties specifically limited to an earlier date(s) (which must have been true as of such dates).

          (b) Performance of Obligations of Hostcentric. Hostcentric will have performed in all material respects all agreements required to be performed by it under this Agreement except (i) as otherwise contemplated or permitted by this Agreement and (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Interland specifying an exception to this Section.

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

          (c) Legal Action. There will not be overtly threatened or pending any action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Interland, Merger Sub or Hostcentric as a result of such transactions; or (ii) seeking to prohibit or impose any limitations on Interland's ownership or operation of all or any portion of Hostcentric's business or assets, or to compel Interland to dispose of or hold separate all or any portion of its or Hostcentric's business or assets as a result of the transactions contemplated by the Agreement which if successful would have a material adverse effect on Interland's ability to receive the anticipated benefits of the Merger.

          (d) Opinion of Counsel. Interland will have received an opinion dated as of the Closing Date of Bracewell & Patterson, L.L.P., special counsel to Hostcentric, acceptable in form and substance to Interland substantially in the form attached as Exhibit 7.2(d).

          (e) Escrow Agreement. The Stockholders' Representatives shall have duly executed and delivered the Escrow Agreement in form reasonably acceptable to the parties hereto.

          (f) Corporate Proceedings Satisfactory. All corporate and other proceedings to be taken by Hostcentric in connection with the transactions contemplated hereby, including approval of such transactions by Hostcentric's board of directors and stockholders, shall have been taken, and all documents incident thereto will be satisfactory in form and substance to Interland and its counsel, and Interland and its counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (g) Noncompetition and Nonsolicitation Agreements. Each person listed on Section 7.2(g) of the Hostcentric Disclosure Schedule shall have duly executed and delivered a Noncompetition and Nonsolicitation Agreement in the form attached hereto as Exhibit 7.2(g).

          (h)  Modification  to  Employment  Agreements.  Each person  listed on
Section 7.2(h) of the Hostcentric Disclosure Schedule shall have duly executed and delivered a Modification to Employment Agreement in the form of Exhibit 7.2(h).

          (i) Lease Amendment. Hostcentric or Interland shall have entered into a lease amendment with respect to its Orlando, Florida real property lease substantially in the form of Exhibit 7.2(i) attached hereto.

          (j) Amendment to Hostcentric Certificate of Incorporation. Hostcentric shall have filed an amendment to its certificate of incorporation in the form of
Exhibit 7.2(j) attached hereto.

          (k) Voting Agreement. Certain Hostcentric Stockholders shall have executed a Voting Agreement in the form attached hereto as Exhibit 7.2(k).

          (l) Registration Statement. The Registration Statement shall have been declared effective by the SEC, and the Interland Shares shall have been approved for listing on NASDAQ.

          (m) Payments. Hostcentric shall have paid in full or accrued on its balance sheet all estimated professional fees and expenses, including without limitation the full payment of Bracewell & Patterson, L.L.P., Howard Frazier Barker Elliott Inc. and Hostcentric's auditors for services previously rendered and to be rendered in connection with this Agreement and the transactions contemplated hereby.

     7.3 Conditions of Obligation of Hostcentric. The obligation of Hostcentric to effect the Merger is subject to the satisfaction of the following conditions unless waived by Hostcentric:

          (a) Representations and Warranties of Interland and Merger Sub. The representations and warranties of Interland and Merger Sub set forth in this Agreement will be true and correct in all material respects as of the Closing Date, except as otherwise specifically permitted by this Agreement.

          (b) Performance of Obligations of Interland and Merger Sub. Interland and Merger Sub will have performed in all material respects all agreements required to be performed by them under this Agreement.

          (c)  Opinion of  Interland's  Counsel.  Hostcentric  has  received  an
opinion   dated  the  Closing  Date  of  the  general   counsel  of   Interland,
substantially in the form attached as Exhibit 7.3(c).

          (d) Payment of the Merger Consideration. Interland shall have paid the Merger Consideration as contemplated by Article II hereof.

          (e) Escrow Agreement. Interland shall have duly executed and delivered the Escrow Agreement in form reasonably acceptable to the parties hereto.

          (f) Legal Action. There will not be overtly threatened or pending any action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Hostcentric as a result of the transactions contemplated by this Agreement or (ii) restricting in any way the receipt, ownership, or ability to dispose of the consideration to be received by any Hostcentric Stockholder in the transactions contemplated by this Agreement; provided, however, that Hostcentric will automatically be deemed to waive this condition if Interland agrees to indemnify, defend and hold any such named party harmless against any such action.

          (g) Amendment to Hostcentric Certificate of Incorporation. Hostcentric shall have filed an amendment to its certificate of incorporation in the form of
Exhibit 7.2(j) attached hereto.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

     8.1 Survival Periods. All representations and warranties of the parties contained in any Transaction Document, Disclosure Schedule, or any certificate delivered in connection herewith shall survive the Closing until six (6) months from the Closing Date; provided, however, that the representations and warranties set forth in Section 3.8 hereof shall survive until twelve (12) months from the Closing Date.

     8.2 Indemnification of Interland.

          (a) General Indemnification of Interland. Subject to this Article VIII, the Hostcentric Stockholders, severally and not jointly, hereby agree to defend, indemnify and hold Interland harmless from and against, and to reimburse Interland with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses actually paid ("Indemnifiable Amounts") of every nature whatsoever incurred by Interland (which will be deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of or in connection with the following. Any claim for indemnification shall be made pro rata against the Hostcentric Stockholders.

               (i) any breach or any claim that constitutes a breach by Hostcentric of any representation or warranty of Hostcentric contained in this Agreement or in the Hostcentric Disclosure Schedule or any breach or any claim that constitutes a breach of any covenant or agreement of Hostcentric contained in this Agreement, other than any breach or related claim resulting from action taken or not taken at the written direction of or after consultation with and written concurrence of Interland;

               (ii) reasonable costs or expenses which may be incurred by Interland, Merger Sub or any affiliate thereof in curing any breach of covenant, warranty or representation by Hostcentric contained in this Agreement or made pursuant hereto or the Transaction Documents together with all reasonable costs and expenses incurred by Interland or Merger Sub in defending any suit or action which may be brought against it alleging such breach, including, but not limited to, reasonable attorneys' fees;

               (iii) any obligation of Interland or the Surviving Corporation to pay holders of Dissenting Shares amounts in excess of the amount of Merger Consideration to which such holder would be entitled under the terms of Section
2.1 as a result of the exercise by such holder of its appraisal rights;

               (iv) any obligation of Interland or the Surviving Corporation to pay a cash payment to terminate the Long Island Lease in excess of $180,000 or to pay closing costs for Hostcentric in excess of $300,000 pursuant to Sections 2.4(a) and (b) respectively;

               (v) any claim, suit, proceeding or similar action by any holder of the capital stock of Hostcentric, or any group of such holders, pertaining to
(A) the negotiation,  execution, delivery, or consummation (I) of this Agreement


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

or the Transaction Documents, (other than claims related to a breach by Interland or the Merger Sub of any representation, warranty, or covenant hereunder or thereunder), (II) the certificate of incorporation, bylaws, stock purchase agreements, registration rights agreements, right of first refusal agreements, co-sale agreements, voting agreements, or similar agreements of Hostcentric existing prior to the Effective Time; or (B) any claim of breach of fiduciary duty by any officer or director of Hostcentric arising out of any act or omission occurring prior to the Effective Time or arising in connection with the Merger; and

               (vi) any Company Information included in the Registration Statement that contains any untrue statement of a material fact or which omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) Indemnification Procedures. With respect to any claims or demands as to which Interland may seek indemnification hereunder, Interland will promptly notify the Stockholders' Representatives of such claim or demand and of the facts within Interland's knowledge that relate thereto within a reasonable time after becoming aware of such claim or demand. The Stockholders' Representatives will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of its own selection, and solely for the account of the Hostcentric Stockholders, which costs and expenses will be payable out of the Escrow Fund. The Stockholders' Representatives will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Interland, which consent will not be unreasonably withheld or delayed; provided, however, that in the event Interland does not consent to a settlement or compromise of a claim negotiated by the Stockholders' Representatives, then in no event shall the Hostcentric Stockholders be liable for Indemnifiable Amounts in excess of the amount of the proposed settlement or claim. Without limiting Interland's rights to object for other reasons, Interland may object to a settlement or compromise which includes any provision which in its good faith reasonable judgment may have a Material Adverse Effect on or establish an adverse precedent for Interland or any of its Subsidiaries. If the Stockholders' Representatives give notice to Interland within thirty (30) calendar days after Interland has notified the Stockholders' Representatives that any such claim or demand has been made in writing, that the Stockholders' Representatives elect to have Interland defend, contest, negotiate, or settle any such claim or demand, then Interland will have the right to contest and settle any such claim or demand and seek indemnification pursuant to this Article VIII as to any Indemnifiable Amounts; provided, however, that Interland will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of the Stockholders' Representatives, which consent will not be unreasonably withheld or delayed. If the Stockholders' Representatives fail to give written notice to Interland of their intention to contest or settle any such claim or demand within thirty (30) calendar days after Interland has notified the Stockholders' Representatives that any such claim or demand has been made in writing, or if any such notice is given but any such claim or demand is not contested by the Stockholders' Representatives within a reasonable time thereafter, Interland will have the right to contest and settle any such claim or demand in its sole discretion and seek indemnification pursuant to this Article VIII as to any Indemnifiable Amounts.

In connection with the matters for which indemnification is sought hereunder, the indemnified party agrees to give the indemnifying party and its representatives access to its books, records and employees, to the extent such reasonably relate to the matters to which the claim relates.

          (c) Tax Contests. Notwithstanding any of the foregoing, Interland, at its sole expense, will have the right to conduct any Tax audit or other Tax contest relating to the Surviving Corporation. Interland will conduct any such Tax audit or other Tax contest in good faith; Interland shall consult with the Stockholders' Representatives and allow them to comment before taking any position or making any written submission with any Governmental Entity; and neither Interland nor the Stockholders' Representatives shall make any such submission without the prior written consent of the other party which consent shall not be unreasonably withheld or delayed.

          (d) Limitations. Notwithstanding any other provision in this Agreement (except for subsections (iii) and (iv) Section 8.2(a) as to which there is no Deductible Amount), Interland will be entitled to indemnification only to the extent that the aggregate Indemnifiable Amount is greater than $258,000 (the "Deductible Amount") and then only to the extent such amounts exceed the Deductible Amount. In no event shall the Hostcentric Stockholders be liable for any amounts in excess of the Escrow Fund (the "Cap Amount"), and no Hostcentric Stockholder shall be liable for any amount in excess of its pro rata portion of the Escrow Fund.

          (e) Indemnification is Sole Remedy. Notwithstanding any other provision in this Agreement to the contrary, the provisions of this Article VIII will be the sole and exclusive remedy of (and corresponding liability of the Hostcentric Stockholders, to) Interland, Merger Sub and the Surviving Corporation for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement or the transactions contemplated hereby and access to the Escrow Fund under the terms of the Escrow Agreement shall be the sole recourse of Interland, Merger Sub and the Surviving Corporation for such damages, claims, causes of action or rights.

     8.3 Indemnification of Hostcentric Stockholders.

          (a) General Indemnification of Hostcentric Stockholders. Interland hereby agrees to defend, indemnify and hold the Hostcentric Stockholders harmless from and against, and to reimburse them with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses actually paid), of every nature whatsoever incurred by the Hostcentric Stockholders ("Damages"), by reason of or arising out of or in connection with:

               (i) any breach or any claim that constitutes a breach of any representation or warranty of Interland or Merger Sub contained in this Agreement or contained in the Interland Disclosure Schedules or any breach or any claim that constitutes a breach of any covenant or agreement of Interland or Merger Sub contained in this Agreement other than any breach or related claim resulting from action taken or not taken at the written direction of or after consultation with and written concurrence of the Stockholders' Representatives on behalf of the Hostcentric Stockholders;

               (ii) reasonable costs or expenses which may be incurred by the Hostcentric Stockholders in curing any breach of covenant, warranty or representation by Interland or Merger Sub contained in this Agreement or made pursuant hereto or the Transaction Documents together with all reasonable costs and expenses incurred by the Hostcentric Stockholders in defending any sort or action which may be brought against it alleging such breach, including, but not limited to, reasonable attorneys' fees;

               (iii) any untrue statement of a material fact in the Registration statement or omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements in the Registration Statement not misleading, except for Company Information provided by Hostcentric; and

               (iv) any claim, suit, proceeding or similar action by any holder of the capital stock of Interland, or any group of such holders, pertaining to any claim of breach of fiduciary duty by any officer or director of Interland arising in connection with the Merger.

          (b) Indemnification Procedures. With respect to any claims or demands as to which the Stockholders' Representative may seek indemnification hereunder, the Stockholders' Representatives will promptly notify Interland of such claim or demand and of the facts within its knowledge that relate thereto within a reasonable time after becoming aware of such claim or demand. Interland will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of its own selection, and solely at the Interland's own cost and expense. Interland will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of the Stockholders' Representatives, which consent will not be unreasonably withheld or delayed; provided, however, that in the event the Stockholders' Representatives do not consent to a settlement or compromise of a claim negotiated by Interland, then in no event shall Interland be liable for Damages in excess of the proposed settlement or claim. If Interland gives notice to the Stockholders' Representatives within thirty (30) calendar days after the
Stockholders' Representatives have notified Interland that any such claim or demand has been made in writing, that Interland elects to have the Stockholders' Representatives defend, contest, negotiate, or settle any such claim or demand, then the Stockholders' Representatives will have the right to contest and settle any such claim or demand and seek indemnification pursuant to this Article VIII as to any Damages; provided, however, that the Stockholders' Representatives will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of Interland, which consent will not be unreasonably withheld. If Interland fails to give written notice to the Stockholders' Representatives of their intention to contest or settle any such claim or demand within thirty (30) calendar days after the Stockholders' Representatives have notified Interland that any such claim or demand has been made in writing, or if any such notice is given but any such claim or demand is not contested by Interland within a reasonable time thereafter, the Stockholders' Representatives will have the right to contest and settle any such claim or demand in their sole discretion and seek indemnification pursuant to this Article VIII as to any Damages. In connection with the matters for which indemnification is sought hereunder, Interland agrees to give the Stockholders' Representatives, and their representatives, access to its books, records and employees, to the extent such reasonably relate to the matters to which the claim relates.

          (c) Limitation. Notwithstanding any other provision in this Agreement, the Stockholders' Representatives will be entitled to indemnification only to the extent that the aggregate Damages is greater than the Deductible Amount. In no event shall Interland be liable for any amounts in excess of the original Cap Amount.

          (d) Indemnification is Sole Remedy. Notwithstanding any other provision in this Agreement to the contrary, the provisions of this Article VIII will be the sole and exclusive remedy of the Stockholders' Representatives for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement or the transactions contemplated hereby.

                                   ARTICLE IX

                                   TERMINATION

     9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) By mutual written consent of the Merger Sub, Interland and Hostcentric;

          (b) By Hostcentric, upon a material breach hereof on the part of either the Merger Sub or Interland which has not been cured and which would cause any condition set forth in Section 7.3 hereof to be incapable of being satisfied by June 30, 2003 and which Hostcentric does not elect to waive or extend the term of performance for;

          (c) By Interland or Merger Sub, upon a material breach hereof on the part of Hostcentric which has not been cured and which would have caused any condition set forth in Section 7.3 hereof to be incapable of being satisfied by June 30, 2003 and which Interland does not elect to waive or extend the term of performance for;

          (d) By the Merger Sub, Interland or Hostcentric if the conditions set forth in Section 7.1 hereof have not been satisfied or waived prior to Closing or if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any Order which restrains, enjoins or otherwise prohibits the Merger and such Order shall have become final and nonappealable;

          (e) By Hostcentric pursuant to Section 6.5(d) hereof; or

          (f) By either the Merger Sub, Interland or Hostcentric if the Merger shall not have become effective on or before June 30, 2003 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations hereunder).

     9.2 Effect of Termination. In the event this Agreement is terminated pursuant to Sections 9.1(a), 9.1(d) or 9.1(f) above, no party shall have any obligations to the others hereunder except for those obligations with respect to confidentiality and the return of confidential information set forth below. If this Agreement is terminated pursuant to Section 9.1(e), the remedies available to Interland set forth in Section 6.5(d) hereof shall apply. If this Agreement is terminated pursuant to Section 9.1(b) or 9.1(c) above, such termination shall not operate as an election of remedies or limit in any way the right of any party to pursue a claim for damages or such other relief to which such party may be entitled; provided, however, that if Hostcentric fails to receive the requisite approval of the Hostcentric Stockholders for the transactions contemplated by this Agreement, Hostcentric shall be deemed to have terminated this Agreement and shall pay Interland a termination fee within three business days of such termination equal to Interland's out-of-pocket costs incurred in connection with the transactions contemplated by this Agreement through the date of termination. If this Agreement is terminated, each party shall promptly return to the other all copies of the due diligence materials previously provided to such party or their representatives, and the obligations in respect of confidentiality set forth in this Agreement shall remain in effect.

                                   ARTICLE X

                          STOCKHOLDERS' REPRESENTATIVES

     10.1 Appointment and Acceptance. There shall be three individuals who shall initially act as the Stockholders' Representatives under this Agreement. Each of Thomas Weisel Capital Partners, L.P. ("TWP"), Notre Capital Ventures III, L.L.C. ("Notre") and BNP Europe Telecom and Media Fund II, L.P. ("BNP") shall have the right to appoint one Stockholders' Representative (which may be an entity), and shall be entitled, from time to time, to remove and replace its appointment. The initial appointees as Stockholders' Representatives shall be William B. Bunting on behalf of TWP, Steve Harter on behalf of Notre and Dominique Bellanger on behalf of BNP. By executing this Agreement, each of the Stockholders' Representatives hereby (i) accepts its appointment and authorization to act as a Stockholders' Representative and as representative of the Hostcentric Stockholders in accordance with the terms hereof and (ii) agrees to perform its obligations hereunder and otherwise to comply with this Article X.

     10.2 Authority. The Stockholders' Representatives, acting by majority vote, are hereby exclusively authorized after the Closing Date to take such action as the Stockholders' Representatives, acting in their sole discretion, deem necessary, appropriate or convenient to perform the actions contemplated by this Agreement and any other actions reasonably related thereto. Without limiting the generality of the foregoing, the Stockholders' Representatives are specifically authorized:

          (a) to assert claims, make demands and commence actions on behalf of the Hostcentric Stockholders under the Transaction Documents;

          (b) to act on behalf of the Hostcentric Stockholders in connection with Article VIII hereof;

          (c) to negotiate and compromise any dispute which may arise under, and exercise or refrain from exercising remedies available to the Hostcentric Stockholders under, the Transaction Documents, and to sign any releases or other documents with respect to such dispute or remedy (and to bind the Hostcentric Stockholders in so doing);

          (d)  to  retain  and  compensate  attorneys,   accountants  and  other
professionals or consultants to assist in performing its duties hereunder;

          (e) to give such instructions and do such other things and refrain from doing such things as it shall deem appropriate to carry out the provisions of the Transaction Documents;

          (f) to give any and all consents and notices under the Transaction Documents; and

          (g) to perform all actions, exercise all powers, and fulfill all duties otherwise assigned to it in this Agreement.

     10.3 Actions. The Stockholders' Representatives are hereby granted the sole and exclusive authority to act on behalf of the Hostcentric Stockholders in respect of all matters arising under or in connection with the Transaction Documents after the Closing Date, notwithstanding any dispute or disagreement among the Hostcentric Stockholders, and no Hostcentric Stockholder shall have any authority to act unilaterally or independently of the Stockholders' Representatives in respect to any such matter. Merger Sub, Interland, the Surviving Corporation and the Escrow Agent shall be entitled to rely on any and all actions taken by the Stockholders' Representatives under the Transaction Documents without any liability to, or obligation to inquire of, any of the Hostcentric Stockholders. Escrow Agent and any other Person or entity are hereby expressly authorized to rely on the genuineness of the signatures of the Stockholders' Representatives, and upon receipt of any writing which reasonably appears to have been signed by a majority of the Stockholders' Representatives. The Merger Sub, Interland, the Surviving Corporation, the Escrow Agent and any other Person may act upon the same without any further duty of inquiry as to the genuineness of the writing.

     10.4 Effectiveness. The authorization of the Stockholders' Representatives contained herein shall be irrevocable and effective until the rights and obligations of the Hostcentric Stockholders under the Transaction Documents terminate.

     10.5 Compensation and Reimbursement of Expenses of Stockholders' Representatives. The Stockholders' Representatives shall be entitled to receive out of the Escrow Fund reasonable compensation for their services hereunder and to be reimbursed for any reasonable out-of-pocket costs and expenses they incur in performing their services hereunder.

     10.6 Indemnification of Stockholders' Representatives. The Merger Sub, Interland and the Surviving Corporation shall jointly and severally indemnify and save harmless the Stockholders' Representatives from and against any and all liability, including all expenses reasonably incurred in its defense and all costs and expenses reasonably incurred in connection with the performance of their reasonable duties under this Agreement. This Section 10.6 shall survive the termination of this Agreement.

     10.7 Status of the Stockholders' Representatives. The Stockholders' Representatives act solely in a representative capacity on behalf of the Hostcentric Stockholders. The Stockholders' Representatives are not agents of the Hostcentric Stockholders and owe no fiduciary obligation to the Hostcentric Stockholders. The Stockholders' Representatives are not expected to devote their full business time to the performance of their duties hereunder, and may engage in activities that are competitive with the business of Interland and the Surviving Corporation. The Stockholders' Representatives shall have no obligation to account to any Hostcentric Stockholder for their time or actions hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 Entire Agreement; Binding Effect. This Agreement, including the exhibits, schedules and other agreements delivered pursuant to this Agreement, contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter. This Agreement shall be binding upon the parties hereto and inure to the benefit of their respective successors, permitted assigns, heirs and personal representatives.

     11.2 Governing Law. The Merger will be governed by the internal laws of Texas (without giving effect to its internal conflict of laws provisions), except for matters expressly covered by the Delaware Code.

     11.3 Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (a) on the date of delivery if personally delivered by hand, (b) upon the third Business Day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (c) upon the date of delivery if such notice is sent by a nationally recognized overnight express courier or (d) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice if a Business Day, and if not, on the next succeeding Business Day:

         If to Interland or        Interland, Inc.
         Merger Sub:               303 Peachtree Center Avenue, Suite 500
                                   Atlanta, Georgia  30303
                                   Attention: Chief Executive Officer
                                   Telephone No.:  (404) 260-2477
                                   Fax No.:  (404) 720-3728

                                   With copies to:

                                   Interland, Inc.
                                   General Counsel
                                   303 Peachtree Center Avenue, Suite 500
                                   Atlanta, Georgia  30303
                                   Telephone No.:  (404) 260-2536
                                   Fax No.:  (404) 720-3728

         If to Hostcentric:        Hostcentric, Inc.
                                   Three Riverway, Suite 555
                                   Houston, Texas  77056
                                   Attn: Gregory D. McKown
                                   Telephone No.: (713) 403-8606
                                   Fax No.:  (713) 403-8646

                                   With a copy to:

                                   Bracewell & Patterson, L.L.P.
                                   711 Louisiana Street, Suite 2900
                                   Houston, Texas  77002-2751
                                   Attn: William D. Gutermuth
                                   Telephone No.:  (713) 221-1316
                                   Fax No.:  (713) 221-2114

         If to the Stockholders'
         Representatives:          William B. Bunting
                                   One Montgomery Street, 37th Floor
                                   San Francisco, California  94104
                                   Telephone No.:  (415) 364-2511
                                   Fax No.:  (415) 364-284

                                   Dominique Bellanger
                                   12, rue Chauchat - 75009 Paris
                                   Telephone No.: 33 1 40 14 52 42
                                   Fax No.: 33 1 40 14 98 82

                                   Steve Harter
                                   Three Riverway
                                   Suite 1430
                                   Houston, TX  77056
                                   Telephone: (713) 481-3332
                                   Fax No.: (713) 965-0579

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 11.3.

     11.4 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

     11.5 Assignment. Except as contemplated by Article X, no party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the non-assigning parties, which consent may be withheld in the absolute discretion of the party asked to grant such consent. Any attempted assignment in violation of this Section 11.5 will be voidable and will entitle the non-assigning parties, respectively, to terminate this Agreement at its option. Election to void the assignment shall not require a termination of this Agreement.

     11.6 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute but one and the same instrument. The execution and delivery of a Signature Page to Agreement and Plan of Merger in the form annexed to this Agreement, including a facsimile copy of the actual signature, by any party hereto who will have been furnished the final form of this Agreement will constitute the execution and delivery of this Agreement by such party.

     11.7 Amendment. This Agreement may not be amended except by an instrument in writing executed by Interland, Merger Sub and Hostcentric, and, in the event the amendment affects the rights, duties or obligations of the Stockholders' Representatives, the Stockholders' Representatives.

     11.8 Extension; Waiver. At any time prior to the Effective Time, any party hereto may in its absolute discretion, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of any other party hereto to the party extending such time, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party, and no waiver or extension of any specific act or circumstance shall be deemed to waive or extend any other action or circumstance.

     11.9 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference will be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein will be deemed in each case to be followed by the words "without limitation." The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     11.10  Knowledge.  For  purposes of this  Agreement,  the term  "knowledge"
(including any derivation thereof such as "know," "known" or "knowing" and regardless of whether such word starts with an initial capital) (i) in reference to Hostcentric will mean the actual knowledge of Gregory D. McKown, James A. Shaver, David Brown and Gregory H. Upham; and (ii) in reference to Interland or Merger Sub will mean the actual knowledge of Joel J. Kocher, Allen L. Shulman, Cristobal Salas and Fabrice Klein.

     11.11 Transfer, Sales, Documentary, Stamp and Other Similar Taxes. Any and all transfer, sales, documentary, stamp and other similar Taxes imposed in connection with the transactions contemplated by this Agreement will be paid by Hostcentric.

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

     11.12 Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and all other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     11.13 Construction. The parties hereto acknowledge and agree that each party has participated in the drafting of this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof. The disclosure of any matter on any section of the Disclosure Schedule shall apply to each section to which such disclosure applies.

     11.14 No Third Party Beneficiaries. This Agreement, together with the Exhibits and Schedules referenced herein, are not intended to confer upon any person other than the parties hereto and, on and after the Closing Date, the Hostcentric Stockholders, any rights or remedies hereunder.


                         [SIGNATURES ON FOLLOWING PAGE]

     IN  WITNESS   WHEREOF,   Interland,   Merger  Sub,   Hostcentric   and  the
Stockholders' Representatives have executed this Agreement as of the date first written above.


                                INTERLAND, INC.


                                By:  /s/ Allen L. Shulman
                                   ---------------------------------------------
                                Name:    Allen L. Shulman
                                   ---------------------------------------------
                                Title:   CFO & General Counsel
                                   ---------------------------------------------


                                BOBCATCUB ACQUISITION CORPORATION


                                By:  /s/ Allen L. Shulman
                                   ---------------------------------------------
                                Name:    Allen L. Shulman
                                   ---------------------------------------------
                                Title:   CFO & General Counsel
                                   ---------------------------------------------


                                HOSTCENTRIC, INC.


                                By:  /s/ Gregory D. McKown
                                   ---------------------------------------------
                                Name:    Gregory D. McKown
                                   ---------------------------------------------
                                Title:   Chief Executive Officer
                                   ---------------------------------------------



                                STOCKHOLDERS' REPRESENTATIVES:

                                /s/ William B. Bunting
                                ------------------------------------------------
                                William B. Bunting

                                /s/ Steve Harter
                                ------------------------------------------------
                                Steve Harter

                                /s/ Dominique Bellanger
                                ------------------------------------------------
                                Dominique Bellanger


                                [Signature Page to Agreement and Plan of Merger]



                                       49


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